       EX-99.2-1
























                         CHECKER MOTORS PENSION PLAN


                            As amended and restated
                           effective January 1, 1987

       EX-99.2-2



                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I - General........................................................  1
     1.1   Restatement and Effective Dates.................................  1
     1.2   Applicability...................................................  1

ARTICLE II - Definitions...................................................  1
     2.1   Accrued Benefit.................................................  1
     2.2   Actuarial Equivalent............................................  2
     2.3   Actuary.........................................................  3
     2.4   Affiliated Company..............................................  3
     2.5   Annuity Starting Date...........................................  4
     2.6   Average Monthly Compensation....................................  4
     2.7   Beneficiary.....................................................  4
     2.8   Benefit Service.................................................  4
     2.9   Board of Administration or Board................................  5
     2.10  Board of Directors..............................................  5
     2.11  Commonly Controlled Entity......................................  5
     2.12  Company.........................................................  6
     2.13  Compensation....................................................  6
     2.14  Covered Compensation............................................  7
     2.15  Death Benefit...................................................  7
     2.16  Effective Date..................................................  7
     2.17  Eligible Employee...............................................  7
     2.18  Eligibility Computation Period..................................  8
     2.19  Employee........................................................  8
     2.20  Employee Funded Accrued Benefit.................................  8
     2.21  Employer........................................................  8
     2.22  Employer Funded Accrued Benefit.................................  9
     2.23  Entry Date......................................................  9
     2.24  ERISA...........................................................  9
     2.25  Hour of Service.................................................  9
     2.26  Internal Revenue Code or Code................................... 11
     2.27  Leased Employee................................................. 11
     2.28  Normal Retirement Date.......................................... 11
     2.29  One Year Break in Service....................................... 12
     2.30  Parental Leave.................................................. 12
     2.31  Participant..................................................... 12
     2.32  Pensioner....................................................... 12
     2.33  Permanent and Total Disability.................................. 12
     2.34  Plan............................................................ 13
     2.35  Plan Year....................................................... 13
     2.36  Primary Social Security Benefit................................. 13
     2.37  Prior Plan...................................................... 13
     2.38  Qualified Joint and Survivor Pension............................ 14
     2.39  Qualified Survivor Pension...................................... 14
     2.40  Recipient....................................................... 14
     2.41  Required Beginning Date......................................... 14
     2.42  Retirement Benefits............................................. 14
     2.43  Section 401(a)(17) Participant.................................. 15

       EX-99.2-3

                              TABLE OF CONTENTS
                                 (Continued)

                                                                          PAGE
                                                                          ----
     2.44  Single Life Annuity............................................. 15
     2.45  Social Security Retirement Age.................................. 15
     2.46  Ten Year Certain and Life Annuity............................... 15
     2.47  Termination of Employment....................................... 15
     2.48  Trust........................................................... 15
     2.49  Trust Agreement................................................. 16
     2.50  Trustee......................................................... 16
     2.51  Trust Fund...................................................... 16
     2.52  Vesting Service................................................. 16
     2.53  Year of Benefit Service......................................... 17
     2.54  Year of Eligibility Service..................................... 19
     2.55  Year of Vesting Service......................................... 19
     2.56  Years of Service Under an Elapsed Time Plan..................... 20

ARTICLE III - Participation................................................ 20
     3.1   Participation Date.............................................. 20
     3.2   Ceasing to be a Participant..................................... 20
     3.3   Reinstatement as a Participant.................................. 21

ARTICLE IV - Amount and Payment of Retirement Benefits..................... 21
     4.1   Normal Retirement............................................... 21
     4.2   62/30 Retirement................................................ 21
     4.3   Early Retirement and Disability Retirement...................... 22
     4.4   Termination With Right to a Deferred Pension.................... 23
     4.5   Reduction for Distribution of Employee Funded
            Accrued Benefit................................................ 24
     4.6   Reduction for Monthly Plan Payments............................. 24
     4.7   Reduction for Other Pensions.................................... 24
     4.8   Commencement of Benefits........................................ 25

ARTICLE V - Form and Payment of Retirement Benefits - Spousal Rights....... 25
     5.1   Form of Payment of Benefits..................................... 25
     5.2   Change of Automatic Form of Payment and Spousal
            Consent........................................................ 26
     5.3   Elections by Certain Participants Who Had a
            Termination of Employment before August 23, 1984............... 28
     5.4   Facility of Payment............................................. 29
     5.5   Effect of Return of Benefit Checks.............................. 29
     5.6   Effect of Pensioner Continuing in or Resuming
            Employment..................................................... 29
     5.7   Cash-Out of Accrued Benefits.................................... 30
     5.8   Withdrawal of Participant Contributions......................... 30
     5.9   Repayment of Distributions and Reestablishment of
            Benefit Service................................................ 30
     5.10  Direct Rollover................................................. 31

       EX-99.2-4

                              TABLE OF CONTENTS
                                 (Continued)

                                                                          PAGE
                                                                          ----
ARTICLE VI - Death Benefits................................................ 31
     6.1   Employee Funded Death Benefits.................................. 31
     6.2   Employer Funded Death Benefit................................... 32
     6.3   Death After Retirement Benefits Commence........................ 33
     6.4   Designation of Beneficiary...................................... 34

ARTICLE VII - Plan Financing............................................... 34
     7.1   Funding Policy.................................................. 34
     7.2   Employer Contributions.......................................... 34
     7.3   Forfeitures..................................................... 35
     7.4   Exclusive Benefit of Participants............................... 35
     7.5   Benefits Payable Only From Trust Fund........................... 35

ARTICLE VIII - Participant Contributions................................... 36
     8.1   Participant Contributions....................................... 36
     8.2   Manner of Making Participant Contributions...................... 36
     8.3   Employee Funded Accrued Benefit................................. 36
     8.4   In Service Withdrawal of Participant Contributions.............. 37

ARTICLE IX - Administration................................................ 38
     9.1   Board of Directors Duties....................................... 38
     9.2   Board Membership................................................ 39
     9.3   Board Structure................................................. 39
     9.4   Board Actions................................................... 39
     9.5   Board of Administration Duties.................................. 39
     9.6   Board Liability................................................. 40
     9.7   Board Bonding and Expenses...................................... 40
     9.8   Allocations and Delegations of Responsibility................... 40
     9.9   Information To Be Supplied by Employers......................... 41
     9.10  Company Records................................................. 41
     9.11  Fiduciary Capacity.............................................. 41
     9.12  Company As Agent................................................ 42
     9.13  Claims Procedure................................................ 42
     9.14  Fiduciary Responsibility........................................ 43
     9.15  Construction of Plan and Decisions Final........................ 44

ARTICLE X - Trustee and Trust Fund......................................... 44
     10.1  Trust Agreement................................................. 44
     10.2  Selection of Trustee............................................ 44
     10.3  Trustee's Duties................................................ 44
     10.4  Trust Income.................................................... 45
     10.5  Trust Expenses.................................................. 45
     10.6  Trust Entity.................................................... 45

       EX-99.2-5

                              TABLE OF CONTENTS
                                 (Continued)
                                                                          PAGE
                                                                          ----
ARTICLE XI - Amendment and Termination..................................... 45
     11.1  Amendments...................................................... 45
     11.2  Right to Terminate.............................................. 45
     11.3  Effects of Termination.......................................... 46
     11.4  Disposition of Trust Fund on Termination........................ 46
     11.5  Disposition Medium.............................................. 47

ARTICLE XII - Adoption and Withdrawal From Plan............................ 47
     12.1  Procedure for Adoption.......................................... 47
     12.2  Procedure for Withdrawal........................................ 47

ARTICLE XIII - Top Heavy Provisions........................................ 47
     13.1  Application..................................................... 47
     13.2  Special Top Heavy Definitions................................... 48
     13.3  Special Top Heavy Provisions.................................... 57

ARTICLE XIV - Miscellaneous Provisions..................................... 62
     14.1  Non-Alienation of Benefits...................................... 62
     14.2  No Contract of Employment....................................... 64
     14.3  Termination of Employment on Retirement......................... 64
     14.4  Limitation on Vesting........................................... 64
     14.5  Temporary Limitations on Retirement Benefits
            Payable to 25 Highest Paid Employees........................... 65
     14.6  Limitations on Retirement Benefits Payable to
            Highly Compensated Participants................................ 67
     14.7  Maximum Pensions................................................ 71
     14.8  Limitation on Liability......................................... 74
     14.9  Company Merger.................................................. 75
     14.10 Plan Merger..................................................... 75
     14.11 Headings and Gender............................................. 75
     14.12 Uniform and Non-Discriminatory Treatment........................ 75
     14.13 Law Governing................................................... 75

APPENDIX I................................................................. 76

       EX-99.2-6


                         CHECKER MOTORS PENSION PLAN


                                   ARTICLE I

                                   GENERAL

     1.1 RESTATEMENT AND EFFECTIVE DATES. The CHECKER MOTORS PENSION PLAN (formerly the CHECKER MOTORS CO., L.P. SALARIED PENSION PLAN and the PENSION PLAN FOR SALARIED EMPLOYEES OF CHECKER MOTORS CORPORATION AND CERTAIN SUBSIDIARY AND AFFILIATED CORPORATIONS), restated effective January 1, 1976, January 1, 1981, January 1, 1984 and January 1, 1987 and as from time to time amended (the "Plan"), is hereby amended and restated effective January 1, 1987, except as otherwise specifically provided. In order to comply with the consistency requirements of Treasury Regulation Section 1.401(a)(4)-13, this Plan shall have a fresh-start date of January 1, 1989, consistent with the Retirement Plan for Great Dane Trailers, Inc.

     1.2 APPLICABILITY. The provisions of the Plan as herein amended and restated shall apply to persons employed by Checker Motors Co., L.P. or an Affiliated Company who have a Termination of Employment on or after January 1, 1987, except as otherwise specifically provided. An Employee's eligibility for benefits, and the amount of benefits, if any, payable to an Employee who has had a Termination of Employment prior to January 1, 1987 and who was not rehired on or after January 1, 1987 ("Pre-1987 Employee") shall be determined in accordance with the provisions of the Plan in effect on the date the Termination of Employment occurred; provided, however, that Section 5.7(a) shall apply to a Pre-1987 Employee if, prior to the commencement of a distribution of any benefits, the Actuarial Equivalent lump sum value of such Pre-1987 Employee's Accrued Benefit (calculated in accordance with Section 2.2(b)) does not exceed $3,500, and Section 5.10 shall apply to eligible rollover distributions (as defined in Section 402(c)(4) of the Internal Revenue
Code) made on or after January 1, 1993 (including eligible rollover distributions paid to Participants who had a Termination of Employment before January 1, 1993).


                                  ARTICLE II

                                 DEFINITIONS

     The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     2.1 "ACCRUED BENEFIT" means the monthly amount of Retirement Benefits payable to a Participant commencing on or after his Normal Retirement Date in the form of a Single Life Annuity equal

       EX-99.2-7



to the greater of (i) the Participant's Employee Funded Accrued Benefit, or
(ii) the sum of (a) and (b) where

        (a) is the Participant's Accrued Benefit computed as if the Participant had a Termination of Employment on the earlier of his actual Termination of Employment or December 31, 1988 under the formula contained in Appendix I taking into account any withdrawal by the Participant of his Employee Funded Accrued Benefit regardless of when such withdrawal occurs, and

        (b)   is an amount equal to the sum of (1) plus (2) where

            (1) is an amount equal to 1% multiplied by the Participant's Average Monthly Compensation and then multiplied by his Benefit Service earned on or after January 1, 1989 (up to a maximum of 45 years reduced by the amount of his Benefit Service earned before January 1, 1989); and

            (2) is an amount equal to .5% multiplied by an amount equal to (i) minus (ii) where:

                 (i)  is his Average Monthly Compensation, and

                (ii)  is his Covered Compensation;

        and then multiplied by his Benefit Service earned on or after January 1, 1989 (up to a maximum of 35 years reduced by the amount of his Benefit Service earned before January 1, 1989).

    Notwithstanding the foregoing, the Accrued Benefit of a Section 401(a)(17) Participant shall be equal to the sum of (i) the Section 401(a)(17) Participant's Accrued Benefit as determined above as if the Section 401(a)(17) Participant had a Termination of Employment on the earlier of his actual Termination of Employment or December 31, 1993 and (ii) the Section 401(a)(17) Participant's Accrued Benefit under the formula set forth in (b) above taking into account his Benefit Service earned on or after January 1, 1994 (up to a maximum of 45 years reduced by the amount of Benefit Service earned before January 1, 1994 for purposes of applying Section 2.1(b)(1) to the post-1993 accruals under this paragraph, and up to a maximum of 35 years reduced by the amount of Benefit Service earned before January 1, 1994 for purposes of applying Section 2.1(b)(2) to the post-1993 accruals under this paragraph).

     2.2 "ACTUARIAL EQUIVALENT" means, subject to the provisions of Section 8.3, a benefit having the same value as the benefit which it replaces, as determined by the Actuary, based on the

       EX-99.2-8



UP-1984 Mortality Table and a seven percent (7%) interest rate, provided, however

           (a) For purposes of Section 14.7(a)(ii), the assumed interest rate shall be five percent (5%).

           (b) Notwithstanding anything in this Section 2.2 to the contrary, the annual interest rate used to calculate the Actuarial Equivalent of Retirement Benefits under Section 5.7(a) shall be:

            (1) the interest rate which would be used, as of the January 1 of the Plan Year which contains the date payment of benefits is to commence, by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination (the "Applicable Interest Rate"), if the Retirement Benefits (calculated using such rate) are not in excess of $25,000, or

            (2) 120 percent (120%) of the Applicable Interest Rate, if the Retirement Benefits (as determined under subparagraph (1) above) exceed $25,000, but in no event shall the Retirement Benefits determined pursuant to this paragraph (2) be less than $25,000.

        (c) For purposes of Section 8.3, the interest rate shall be the Applicable Interest Rate.

    2.3 "ACTUARY" means the individual actuary or firm of actuaries selected by the Board of Administration to provide actuarial services in connection with the administration of the Plan.

    2.4 "AFFILIATED COMPANY" means a Commonly Controlled Entity and the following corporations and subsidiaries and former subsidiaries thereof:

           Chicago Yellow Cab Company, Inc., through May 1, 1969;

           City Mutual Insurance Company, through December 31, 1979, and thereafter through December 31, 1980 Calumet Insurance Company with respect to those employees of Calumet Insurance Company who were Participants in the Plan on December 31, 1979;

           General Fire & Casualty Company, through May 21, 1964;

           Parmelee Transportation Company, through May 1, 1969; and

       EX-99.2-9



           Transportation Maintenance Corporation.

     2.5 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is paid as an annuity or in any other form.

     2.6 "AVERAGE MONTHLY COMPENSATION" means one-sixtieth (1/60th) of a person's Compensation for the five-consecutive-calendar-year period within the ten-consecutive-calendar-year period ending with (in the case of a person who does not have at least one Hour of Service on or after January 1, 1988, the earlier of his Normal Retirement Date or) the date he ceases to be an Eligible Employee in which he earned the highest Compensation. For purposes of calculating Average Monthly Compensation, a calendar year ending on or next preceding the date a person ceases to be an Eligible Employee and the calendar year beginning or next following the date such person becomes an Eligible Employee shall be treated as consecutive. If a person has less than five (5) consecutive calendar years of Compensation, Average Monthly Compensation shall mean the sum of the person's Compensation divided by the number of months such person has earned Compensation.

     Notwithstanding any other provision in this Plan, effective for Plan Years commencing on or after January 1, 1994, Compensation for calendar years commencing prior to January 1, 1994 shall not exceed $150,000 for purposes of determining a Participant's Average Monthly Compensation on or after January 1, 1994.

     2.7 "BENEFICIARY" means a person designated by the Participant or by the Plan to receive any Death Benefit payable under the Plan.

     2.8 "BENEFIT SERVICE" means the sum of a Participant's Years of Benefit Service provided that:

           (a) If, prior to earning a vested interest in his Employer Funded Accrued Benefit, the Participant has incurred five (5) or more consecutive One Year Breaks in Service (or, for periods prior to January 1, 1985 if he had a number of consecutive One Year Breaks in Service as of December 31, 1984 equal to or in excess of his number of years of Vesting Service), Years of Benefit Service accrued prior to such consecutive One Year Breaks in Service shall be excluded.

           (b) Benefit Service used to calculate the Participant's Accrued Benefit where the Participant receives his entire vested Accrued Benefit in the form of a lump sum Actuarial Equivalent payment under Section 5.7 shall be excluded, provided, however, the Participant will not have such Benefit

       EX-99.2-10



     Service excluded if he makes repayment to the Plan in accordance with
     Section 5.9.

           (c) Benefit Service used to calculate the Participant's Accrued Benefit determined as of the date the Participant withdraws the lump sum Actuarial Equivalent of his Employee Funded Accrued Benefit under Section
     5.8 when he has earned less than a 50% vested interest in his Employer Funded Accrued Benefit shall be excluded, provided however, the Participant shall not have such Benefit Service excluded if he makes repayment to the Plan in accordance with Section 5.9.

           (d) In the case of a person who does not have an Hour of Service on or after January 1, 1988, Years of Benefit Service accrued after the Participant's Normal Retirement Date shall be excluded.

           (e) No Benefit Service will be credited for periods of time in which a Participant is not an Eligible Employee, except as provided in
     Section 2.53(c), (d) and (e).

           (f) Benefit Service accrued while an individual is suspended from participation in the Plan under Section 8.4 shall be excluded.

           (g) Years of Benefit Service in excess of 45 shall be excluded; provided that for persons who have a Termination of Employment prior to January 1, 1985, Years of Benefit Service in excess of 41 shall be excluded.

           (h) Benefit Service accrued on or before December 31, 1991 by individuals employed by International Controls Corp. shall be excluded.

           (i) Benefit Service accrued on or before December 31, 1989 by individuals employed by Chicago Autowerks or City Wide Towing, Inc. shall be excluded.

     2.9  "BOARD OF ADMINISTRATION" or "BOARD" means the Board of
Administration appointed pursuant to Section 9.1 to administer the Plan.

     2.10 "BOARD OF DIRECTORS" means the board of directors of Checker Motors Corporation acting as general partner of the Company.

     2.11 "COMMONLY CONTROLLED ENTITY" means a corporation, trade or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code, under common control as defined in

       EX-99.2-11



Section 414(c) of the Internal Revenue Code, members of an affiliated service group as defined in Section 414(m) of the Internal Revenue Code, or any other entity required to be aggregated with an Employer pursuant to regulations under
Section 414(o) of the Internal Revenue Code; provided, however, that solely for the purposes of the provisions pertaining to Maximum Pensions set forth in
Section 14.7, the standard of control under Section 414(b) and 414(c) of the Internal Revenue Code shall be deemed to be "more than 50%" rather than "at least 80%."

     2.12 "COMPANY" means Checker Motors Co., L.P. or any successor entity by merger, consolidation, purchase or otherwise, which elects to adopt the Plan and the Trust.

     2.13 "COMPENSATION" means the total amount of compensation paid to an Eligible Employee by an Employer or Affiliated Company each Plan Year, as reported on federal income tax withholding Form W-2, including (except for purposes of the provisions pertaining to Maximum Pensions set forth in Section
14.7 and the provisions of Article XIII (other than Section 13.2(d))) any amounts by which the Eligible Employee's compensation is reduced by salary reduction or any similar arrangement under any Related Plan or any cafeteria plan (as described in Code Section 125) maintained by an Employer or Affiliated Company, but excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, and welfare benefits and any other benefits paid under the Plan or under any other qualified plan described in Section 401(a) of the Code, or other deferred compensation, stock options, or any other distributions which receive special tax benefits; provided, that, for Plan Years beginning before January 1, 1989, "COMPENSATION" means the total amount of compensation paid to an Eligible Employee by an Employer or Affiliated Company each Plan Year, determined on the cash basis, for service rendered to the Employer for the period of time he is an Eligible Employee, as reported on federal income tax withholding Form W-2, including commissions and overtime, but excluding bonuses; and provided further that, for any person who does not have at least one Hour of Service on or after January 1, 1988, Compensation shall be determined only for the period of time he is an Eligible Employee prior to his Normal Retirement Date. If an Eligible Employee completes less than 2000 Hours of Service in a Plan Year, then for purposes of determining his Accrued Benefit, his Compensation for such Plan Year shall be his actual compensation for such Plan Year multiplied by a fraction, the numerator of which is 2000 and the denominator of which is his actual number of Hours of Service in that Plan Year.

     Notwithstanding any other provision of the Plan to the contrary, except for purposes of determining Highly Compensated Employees under Section 14.6(a)(3) and except for purposes of

       EX-99.2-12




Section 14.7, the amount of an Eligible Employee's annual Compensation taken into account under the Plan shall not exceed the following limitations:

                 (i) for Plan Years ending on or before December 31, 1993, $200,000, adjusted from time to time by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code; and

                 (ii) for Plan Years beginning on or after January 1, 1994, $150,000 as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with
           Section 401(a)(17)(B) of the Code, and prorated for any period that consists of fewer than 12 months.

For purposes of the preceding sentence, in determining the Compensation of any Eligible Employee who is a Highly Compensated Employee in the group consisting of the top ten persons employed by the Company and all Commonly Controlled Entities who are paid the greatest compensation (without regard to this sentence), or any 5% owner of an Employer or Commonly Controlled Entity, there shall be included the Compensation paid to such Eligible Employee's spouse and any lineal descendant of the Highly Compensated Employee who has not attained age 19 before the end of the applicable Plan Year.

     2.14 "COVERED COMPENSATION" means, with respect to an Eligible Employee, the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each calendar year during the 35-year period ending with the year in which the Eligible Employee attains (or will attain) the Social Security Retirement Age.

     2.15 "DEATH BENEFIT" means the benefit payable to a Participant's surviving spouse, and if applicable, the Participant's Beneficiary under the terms of the Plan.

     2.16 "EFFECTIVE DATE" for purposes of this amendment and restatement, means January 1, 1987.

     2.17 "ELIGIBLE EMPLOYEE" means any person who is employed by an Employer, including a person on an authorized leave of absence, and excluding
(a) any member of a collective bargaining unit represented by a collective bargaining representative (with respect to which bargaining unit there is or has been a collective bargaining agreement and, if there has been but no longer is a collective bargaining agreement, any person who is working in a job category that was covered by such collective bargaining agreement, regardless of when such person became an Employee, shall also be excluded), (b) any Employee of the

       EX-99.2-13

Employer who is a participant under any other defined benefit plan under which contributions are made on his behalf by the Employer; provided that no Employee shall be excluded from participation hereunder by reason of his previous participation under any of the defined benefit plans consolidated hereunder, and (c) any Leased Employee.

     2.18 "ELIGIBILITY COMPUTATION PERIOD" means (a) initially, the twelve-consecutive-month period commencing with the date an Employee first earns an Hour of Service upon employment (or reemployment following a One Year Break in Service), and (b) thereafter, the Plan Year commencing with the Plan Year that includes the first anniversary of the date the Employee first earned an Hour of Service upon employment (or reemployment following a One Year Break in Service).

     2.19 "EMPLOYEE" means any person employed by an Employer or an Affiliated Company, excluding a Leased Employee.

     2.20 "EMPLOYEE FUNDED ACCRUED BENEFIT" means that portion of a Participant's Accrued Benefit derived from his Participant contributions as determined under Section 8.3.

     2.21 "EMPLOYER" means the Company and any Affiliated Company which, pursuant to the provisions of Section 12.1, has adopted the Plan. As of date on which this amendment and restatement of the Plan was signed, as set forth on the last page hereof, the following corporations have adopted the Plan for the period (or periods) of time indicated below:

           Airlines Transportation Company through March 4, 1986

           Chicago Autowerks (formerly, Cab Service & Parts Corporation), beginning January 1, 1990

           Checker Motors Sales Corporation through March 4, 1986

           City Wide Towing, Inc., beginning January 1, 1990

           Continental Air Transport Co., Inc. through March 24, 1983

           International Controls Corp., beginning January 1, 1992

           The Yellow Cab Company of Pittsburgh through November 30, 1982

           Yellow Taxi Company of Minneapolis through March 4, 1986

           Checker Motors Corporation through March 4, 1986

       EX-99.2-14



           Checker Taxi Company

           Yellow Cab Company

           American Country Insurance Company

     2.22 "EMPLOYER FUNDED ACCRUED BENEFIT" means that portion of a Participant's Accrued Benefit derived from Employer contributions. A Participant's Employer Funded Accrued Benefit is equal to his Accrued Benefit minus his Employee Funded Accrued Benefit.

     2.23 "ENTRY DATE" means the Effective Date and each July 1 and January 1 thereafter.

     2.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     2.25  "HOUR OF SERVICE" means:

           (a) Except as provided in Section 2.25(d), for an Employee who is paid on an hourly basis, each hour for which such Employee is paid, or entitled to payment, by an Employer or an Affiliated Company:

                 (1)  for the performance of duties;

                 (2) on account of a period of time during which no duties were performed, provided that no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that payments made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses shall be excluded; these hours shall be credited to the computation period during which such duties would have been performed; and

                 (3) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer, provided that no more than 501 Hours of Service shall be credited for any single continuous period of time during which the Employee did not or would not have performed duties; these hours shall be credited to the computation period to which such back pay pertains.

           (b) Except as provided in Section 2.25(d), for an Employee who is paid on other than an hourly basis, Hours of Service shall be credited according to the following schedule, based on the payroll period of the Employee, for

       EX-99.2-15



     each payroll period in which he would have earned at least one Hour of Service under Section 2.25(a) if it were applicable to him:

                   PAYROLL PERIOD          HOURS OF SERVICE
                   --------------          ----------------
                       Daily                      10
                       Weekly                     45
                       Semi-monthly               95
                       Monthly                   190

           (c) The determination of Hours of Service for reasons other than the performance of duties shall be determined in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c). In no event shall the number of Hours of Service credited to an Employee for a period during which he performed no duties exceed the number of hours for which he would have been regularly scheduled had he performed duties during such period of nonperformance, or in the absence of a regularly scheduled number of hours, forty (40) hours per week (or eight (8) hours per day).

           (d) In the case of an Employee who transfers from a plan ("Elapsed Time Plan") of a Commonly Controlled Entity under which service is determined on the basis of elapsed time, with respect to the computation period that includes the date of transfer, the Employee shall be credited with the number of Hours of Service for employment to the date of transfer which corresponds to the Payroll Period of the Employer for each payroll period of employment under the Elapsed Time Plan for which the Employee receives or is entitled to receive any compensation in accordance with the chart set forth above in Section 2.25(b). Commencing with the date of transfer, the Employee shall be credited with Hours of Service in accordance with the other provisions of this Plan.

           (e) To the extent not credited above, and solely for purposes of avoiding a One Year Break in Service for periods of absence from work on account of Parental Leave an Employee shall be credited with:

                 (1) the Hours of Service which normally would have been credited to such individual but for the Parental Leave, or

                 (2) eight (8) Hours of Service per day of such absence if the Plan is unable to determine the number of

       EX-99.2-16



           Hours of Service which would have been credited to such individual but for the Parental Leave.

           An Employee's Hours of Service for absence on account of Parental Leave shall not exceed a maximum of 501 Hours of Service and shall be credited to the Eligibility Computation Period in which absence because of a Parental Leave commenced; except that if such Hours of Service are not needed to prevent a One Year Break In Service in the Eligibility Computation Period in which absence because of a Parental Leave commenced, and the Parental Leave continues into the next following Eligibility Computation Period, then such Hours of Service shall be credited in the Eligibility Computation Period next following the Plan Year in which such absence commenced.

     2.26 "INTERNAL REVENUE CODE" or "CODE" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code; if there is a subsequent Internal Revenue Code, any references herein to any section of the Internal Revenue Code shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

     2.27 "LEASED EMPLOYEE" means any person who is not an employee of the Recipient and who provides services to the Recipient if:

           (a) such services are provided pursuant to an agreement between the Recipient and the leasing organization (which may be any person other than the Recipient or the Leased Employee);

           (b) such person has performed such services for the Recipient or for the Recipient and related persons (determined in accordance with Internal Revenue Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year; and

           (c) such services are of a type historically performed, in the business field of the Recipient, by employees.

           2.28  "NORMAL RETIREMENT DATE" means

           (a) for a person who does not have at least one Hour of Service on or after January 1, 1988, the day on which a person attains age 65, and

           (b) for a person who has at least one Hour of Service on or after January 1, 1988, the later of the day the person attains age 65 or the fifth anniversary of the date on which the person commences participation in the Plan.

       EX-99.2-17




     2.29 "ONE YEAR BREAK IN SERVICE" means a Plan Year during which an Employee or former Employee, who is not on a leave of absence authorized by the Employer or an Affiliated Company is credited with not more than five hundred
(500) Hours of Service.

     2.30 "PARENTAL LEAVE" means a period during which an individual is absent from work for any period:

                 (1)  by reason of the pregnancy of the individual,

                 (2)  by reason of the birth of a child of the individual,

                 (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

                 (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

           An absence from work shall not be a Parental Leave unless the individual furnishes the Board of Administration such timely information as may reasonably be required to establish that the absence from work was for one of the reasons specified above and the number of days for which there was such an absence. Nothing contained herein shall be construed to establish or alter Employer policies concerning authorized leaves of absence.

     2.31 "PARTICIPANT" means each person who is participating in the Plan pursuant to the provisions of Section 3.1.

     2.32  "PENSIONER" means a Participant who is receiving Retirement
Benefits.

     2.33 "PERMANENT AND TOTAL DISABILITY" means (a) for the period ending on the day this amendment and restatement is adopted, a physical or mental injury or disease through some unavoidable cause which causes a Participant to be permanently incapable of rendering satisfactory service to an Employer as determined by the Board of Administration, excluding a permanent and total disability if it is the result of (1) wilfully self-inflicted injury or wilfully self-induced sickness or (2) injury or disease contracted, suffered or incurred while participating in a criminal enterprise, and (b) for the period beginning on the day after the day this amendment and restatement is adopted, a physical or mental injury that results in the person's eligibility to receive disability benefits under the Social Security Act.

       EX-99.2-18




     2.34 "PLAN" means the Checker Motors Pension Plan, as herein amended and restated, and as hereafter from time to time amended.

     2.35  "PLAN YEAR" means the calendar year.

     2.36 "PRIMARY SOCIAL SECURITY BENEFIT" means with respect to the portion of a Participant's Accrued Benefit accrued prior to January 1, 1989 the monthly amount available to the Participant at his Normal Retirement Date (assuming the Participant actually retired on his Normal Retirement Date) under the provisions of Title II of the Social Security Act in effect at the earlier of
(1) his Normal Retirement Date, or (2) the time of his Termination of Employment, without regard to any increases in the wage base or benefit levels that take effect after the date of his Termination of Employment, or if earlier, his Normal Retirement Date, subject to the following:

           (a) If an Employee has a Termination of Employment prior to his Normal Retirement Date, his Primary Social Security Benefit shall be estimated by assuming that he will continue to receive, until reaching his Normal Retirement Date, compensation that would be treated as wages for purposes of the Social Security Act at the same rate as he received compensation at the time of Termination of Employment, and by multiplying the amount of Primary Social Security Benefit so estimated by a fraction, the numerator of which is the Participant's Years of Benefit Service, and the denominator of which is the Years of Benefit Service the Participant would have had if he had continued to be an Eligible Employee until reaching his Normal Retirement Date.

           (b) An Employee's Primary Social Security Benefit shall be estimated by assuming he received, prior to his employment by an Employer or Affiliated Company, compensation that would be treated as wages for purposes of the Social Security Act at a rate of increase in the Average Per Worker Total Wages reported by the Social Security Administration; provided that a Participant may provide his Employer with his actual wage history (obtained from the Social Security Administration) for such period, and if he does so, such actual wage history shall be used with respect to such period. The Board of Administration may adopt rules governing the computation of a Participant's Primary Social Security Benefit, and the fact that an Employee does not actually receive such amount because of failure to apply or continuance of work, or for any other reason, shall be disregarded.

     2.37 "PRIOR PLAN" means the Plan as it existed immediately prior to January 1, 1981.

       EX-99.2-19




     2.38 "QUALIFIED JOINT AND SURVIVOR PENSION" means a reduced monthly pension payable to the Participant for life and, upon the Participant's death, if the Participant's spouse survives the Participant, a monthly pension payable to the Participant's spouse for life equal to 50% of the pension previously payable to the Participant. The amount of such Qualified Joint and Survivor Pension shall be determined in accordance with the provisions of Article V, or
Section 6.1, as applicable.

     2.39 "QUALIFIED SURVIVOR PENSION" means a monthly pension payable to the surviving spouse of a Participant for life, beginning at the time and payable in the amount determined under the applicable provisions of Article VI.

     2.40 "RECIPIENT" means any Employer or Commonly Controlled Entity for whom a Leased Employee performs services.

     2.41 "REQUIRED BEGINNING DATE" means April 1 of the calendar year following:

           (a) for a Participant who attains age 70-1/2 on or after January 1, 1988, the calendar year in which the Participant attains age 70-1/2, and

           (b) for a Participant who attains age 70-1/2 prior to January 1, 1988, the later of

                       (1) the calendar year in which the Participant attains age 70-1/2, or

                       (2) if the Participant is not a 5% owner of the Employer (as determined under Internal Revenue Code Section 416(i)) at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2 or any of the four (4) prior Plan Years, the calendar year in which he has a Termination of Employment, provided that if any such Participant becomes a 5% owner during any Plan Year after he attains age 70-1/2, the "REQUIRED BEGINNING DATE" for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends;

provided, however, in no event shall a Participant's "REQUIRED BEGINNING DATE" occur prior to any date to which the Required Beginning Date can be delayed in accordance with applicable law, regulations or rulings.

     2.42 "RETIREMENT BENEFITS" means the monthly benefits payable to a Participant under the provisions of the Plan.

       EX-99.2-20



     2.43 "SECTION 401(a)(17) PARTICIPANT" means a Participant whose Accrued Benefit as of any date on or after January 1, 1994, is based on Compensation for any calendar year beginning before January 1, 1994 that exceeded $150,000.

     2.44 "SINGLE LIFE ANNUITY" means a monthly pension payable to an individual during his lifetime, the last payment of which is made in the month of the individual's death.

     2.45 "SOCIAL SECURITY RETIREMENT AGE" means the age used as the retirement age under Section 216(l) of the Social Security Act, except that such section shall be applied:

           (a)  without regard to the age increase factor, and

           (b) as if the early retirement age under Section 216(l)(2) of such Act were 62.

     2.46 "TEN YEAR CERTAIN AND LIFE ANNUITY" means a monthly pension payable to the Participant during his lifetime, the last payment of which is made in the month of the Participant's death; provided that, if the Participant's death occurs before 120 such monthly payments have been made, monthly payments shall be made to the Participant's Beneficiary designated under Section 6.4 until a total of 120 such monthly payments have been made in aggregate to the Participant and Beneficiary. The amount of the monthly payments shall be the Actuarial Equivalent of the Participant's Accrued Benefit.

     2.47 "TERMINATION OF EMPLOYMENT" means the occurrence of the earliest of the following events:

           (a)  an Employee voluntarily quits (or retires), or

           (b)  an Employee is discharged, or

           (c) an Employee accepts full time employment from another employer, except during layoff,

provided, however, transfers of employment by an Employee from the Company to an Affiliated Company, or from one Affiliated Company to another Affiliated Company or to the Company, shall not constitute a Termination of Employment of such Employee for purposes of the Plan.

     2.48 "TRUST" means the legal entity resulting from the agreement between the Company and the Trustee and any amendments thereto, by which Employer and Participant contributions shall be received, held, invested and distributed to or for the benefit of the Participants, their surviving spouses and their Beneficiaries.

       EX-99.2-21



     2.49 "TRUST AGREEMENT" means the agreement between the Company and the Trustee establishing the Checker Motors Co., L.P. Retirement Plans Master Trust, as amended from time to time.

     2.50 "TRUSTEE" means the individual, individuals, bank or trust company which shall accept the appointment to execute the duties of a Trustee as set forth in the Trust Agreement.

     2.51 "TRUST FUND" means any property, real or personal, received by the Trustee with respect to the Plan, plus all income and gains and less losses, expenses and distributions chargeable thereto.

     2.52 "VESTING SERVICE" means the sum of a Participant's Years of Vesting Service provided that:

           (a) If, prior to earning a vested interest in his Employer Funded Accrued Benefit, the Participant has incurred five (5) or more consecutive One Year Breaks in Service (or, for periods prior to January 1, 1985, if he had a number of consecutive One Year Breaks in Service prior to December 31, 1984 equal to or in excess of his number of years of Vesting Service), Vesting Service accrued prior to such consecutive One Year Breaks in Service shall be excluded;

           (b) If a Participant has a One Year Break in Service, the Participant's Vesting Service prior to the One Year Break in Service shall be excluded until the Participant has completed one Year of Vesting Service after the One Year Break in Service;

           (c) Vesting Service accrued before January 1, 1976 by an Employee who was covered under the provisions of the Plan then in effect shall be equal to such Employee's "Service" as defined by, and computed in accordance with, the provisions of the Plan then in effect;

           (d) Vesting Service accrued on or before December 31, 1991 by a person employed by International Controls Corp. shall be equal to vesting service as of December 31, 1991 as defined by and computed in accordance with the provisions of the Retirement Plan for Great Dane Trailers, Inc.;

           (e) For persons who became Participants on or after January 1, 1976, and who had a Termination of Employment prior to January 1, 1985, Vesting Service accrued before attainment of age twenty-two (22) shall be excluded;

           (f) For persons who became Participants on or after January 1, 1976, and who did not have a Termination of

       EX-99.2-22



     Employment prior to January 1, 1985, Vesting Service accrued before attainment of age eighteen (18) shall be excluded; and

           (g) Vesting Service accrued before January 1, 1990 by a person employed by Chicago Autowerks shall be equal to vesting service as of December 31, 1989 as defined by and computed in accordance with the provisions of the Checker Motors Pension Plan for Cab and Taxi Companies (formerly, Checker Motors Pension Plan for Non-Salaried Employees of Cab Service and Parts (Group 016)).

     2.53  "YEAR OF BENEFIT SERVICE" means each year credited under (a), (b),
(c), (d) and (e) below.

           (a) Except as provided in the following sentence, for purposes of determining Benefit Service earned before January 1, 1976, a Participant shall be credited with Years of Benefit Service equal to the Participant's years of Credited Service as determined under the provisions of the Plan in effect at the time such Credited Service was earned. Effective January 1, 1986, a Participant who was a participant in the Checker Taxi Company, Inc. Pension Plan For Salaried Employees or the Calumet Insurance Company Salaried Pension Plan (collectively, the "Merged Plans") on December 31, 1985 shall be credited with Years of Benefit Service equal to such Participant's years of benefit service under the Merged Plans. Such Participant shall not be credited with Years of Benefit Service under any other provision of this Section 2.53 for benefit service credited under the Merged Plans.

           (b) For purposes of determining Benefit Service earned on and after January 1, 1976 and prior to January 1, 1985, a Participant shall be credited with one Year of Benefit Service for each Plan Year in which he has earned not less than two thousand (2000) Hours of Service while an Eligible Employee and after attaining age 24. For purposes of determining Benefit Service earned on and after January 1, 1985, a Participant shall be credited with one Year of Benefit Service for each Plan Year in which he earned not less than two thousand (2000) Hours of Service while an Eligible Employee and after attaining age 20. For purposes of determining Benefit Service of a Participant who has earned less than two thousand
     (2000) Hours of Service in a Plan Year while an Eligible Employee and after attaining age 24 (with respect to the period January 1, 1976 through December 31, 1984) or age 20 (with respect to the period beginning January 1, 1985), the Participant will be credited with a portion of a Year of Benefit Service for Hours of Service earned during the Plan Year after attaining age 20 (or 24, as the case may be) as follows: If the Participant

       EX-99.2-23



     has earned less than 1000 Hours of Service as an Eligible Employee, he shall be credited with no part of a Year of Benefit Service. If the Participant has earned at least 1000 Hours of Service but less than 2000 Hours of Service while an Eligible Employee, he shall be credited with a fraction of a Year of Benefit Service, the numerator of which is his Hours of Service in the Plan Year while an Eligible Employee and the denominator of which is 2000. For purposes of determining Benefit Service in the year in which a person becomes a Participant (or resumes participation after a One Year Break in Service), all Hours of Service earned during the Plan Year after attaining age 20 (or 24, as the case may be) shall be taken into account, whether or not the Participant was a Participant throughout the Plan Year.

           (c) A Participant who has transferred from employment as an Employee of an Employer while not an Eligible Employee to employment as an Eligible Employee shall be credited with Years of Benefit Service for Years of Vesting Service earned while not an Eligible Employee equal to the product of (i) such Years of Vesting Service earned while not an Eligible Employee multiplied by (ii) a fraction (not more than 1.0), the numerator of which is such Participant's Years of Benefit Service earned under Section 2.53(b) after becoming an Eligible Employee, and the denominator of which is the number of such Years of Benefit Service he would have earned had he worked as an Eligible Employee on a full-time continuous basis from the date such Participant became an Eligible Employee until such Participant's Normal Retirement Date. Notwithstanding anything in this Section 2.53(c) to the contrary, effective January 1, 1992, the maximum number of Years of Benefit Service which a Participant may be credited under this Section 2.53(c) is the greater of (A) the number of Years of Benefit Service, if any, which such Participant was credited under this Section 2.53(c) prior to January 1, 1992, or (B) five
     (5) Years of Benefits Service.

           (d) A Participant shall be credited with Years of Benefit Service for years and fractions of years of service in the Armed Forces of the United States, if he retains reemployment rights with the Employer under the laws of the United States and if he resumes employment with the Employer following the expiration of such military service but only to the extent required by law to be recognized by this Plan.

           (e) For purposes of determining Benefit Service of a Participant who has incurred a Permanent and Total Disability such a Participant shall be credited with a Year of Benefit Service for each Plan Year in which he is not otherwise credited with Benefit Service, commencing with the Plan Year in which he incurs the Permanent and Total Disability and

       EX-99.2-24



     ending with the Plan Year in which occurs the earliest of his death, his recovery from a Permanent and Total Disability, his Normal Retirement Date, or the date his Disability Pension actually commences.

     2.54 "YEAR OF ELIGIBILITY SERVICE" means (a) each of an Employee's Years of Service Under an Elapsed Time Plan and (b) except as provided in (a), an Eligibility Computation Period within which an Employee has earned at least one thousand (1000) Hours of Service.

           If, prior to earning a vested interest in his Employer Funded Accrued Benefit, a person has five (5) or more consecutive One Year Breaks in Service, Years of Eligibility Service accrued prior to such consecutive One Year Breaks in Service shall be excluded.

           Years of Eligibility Service accrued before January 1, 1992 by a person employed by International Controls Corp. shall be equal to years of eligibility service as of December 31, 1991 as defined by and computed in accordance with the provisions of the Retirement Plan for Great Dane Trailers, Inc.

           Years of Eligibility Service accrued before January 1, 1990 by a person employed by Chicago Autowerks shall be equal to years of eligibility service as of December 31, 1989 as defined by and computed in accordance with the provisions of the Checker Motors Pension Plan for Cab and Taxi Companies (formerly, the Checker Motors Pension Plan for Non-Salaried Employees of Cab Service and Parts (Group 016)).

     2.55  "YEAR OF VESTING SERVICE" means:

           (a) except as provided in Section 2.55(d), for purposes of determining Vesting Service earned prior to January 1, 1976, an Employee's years of Service, as determined under the provisions of the Prior Plan,

           (b) except as provided in Section 2.55(d), for purposes of determining Vesting Service on and after January 1, 1976, each Plan Year during which an Employee earns at least 1000 Hours of Service,

           (c) an Employee's years and fractions of years of service in the Armed Forces of the United States, if he retains employment rights with the Employer or a Commonly Controlled Entity under the laws of the United States and if he resumes employment with the Employer or a Commonly Controlled Entity following the expiration of such military service but only to the extent required by law to be recognized by this Plan, and

       EX-99.2-25



           (d)  an Employee's Years of Service Under an Elapsed Time Plan;

provided that for periods prior to January 1, 1986, a Participant who was a Participant in the Checker Taxi Company, Inc. Pension Plan for Salaried Employees or in the Calumet Insurance Company Salaried Pension Plan (collectively, the "Merged Plans") on December 31, 1985 shall not be credited with Years of Vesting Service as provided above, but shall be credited with his years of vesting service credited under the Merged Plans as of December 31, 1985.

     2.56 "YEARS OF SERVICE UNDER AN ELAPSED TIME PLAN" means, with respect to an Employee who transfers from a plan ("Elapsed Time Plan") of a Commonly Controlled Entity under which service is determined on the basis of elapsed time, the number of full years of service credited to the Employee under the Elapsed Time Plan as of the date of transfer.


                                  ARTICLE III

                                PARTICIPATION

     3.1  PARTICIPATION DATE.

           (a) Each Eligible Employee who was a Participant in the Plan on December 31, 1986 shall be a Participant on January 1, 1987.

           (b) Any Eligible Employee who is first hired by an Employer after attaining age sixty (60) shall become a Participant in the Plan on the later of January 1, 1988 or the Entry Date coincident with or next following the date he has completed one Year of Eligibility Service.

           (c) Each other Eligible Employee shall become a Participant in the Plan on the Entry Date coincident with or next following the date he has both completed one Year of Eligibility Service and attained age 21.

     3.2 CEASING TO BE A PARTICIPANT. A Participant who incurs a Termination of Employment for any reason and (i) who has not earned at least a 50% vested interest in his Employer Funded Accrued Benefit and who receives a lump sum distribution of the Actuarial Equivalent of his Employee Funded Accrued Benefit under Section 5.8, or (ii) who receives a lump sum distribution (including a deemed distribution, in the case of a Participant who has no vested interest in Accrued Benefit) of his vested Retirement Benefits under Section 5.7, shall cease to be a Participant.

       EX-99.2-26



     3.3 REINSTATEMENT AS A PARTICIPANT. A Participant who ceases to be a Participant shall become a Participant as of the date he again becomes an Eligible Employee; provided, however, that a former Participant who is reemployed following five (5) or more consecutive One Year Breaks in Service and whose prior Years of Eligibility Service are disregarded under Section 2.54 shall become a Participant on the Entry Date coincident with or next following the date he has completed one Year of Eligibility Service following such reemployment.


                                  ARTICLE IV

                  AMOUNT AND PAYMENT OF RETIREMENT BENEFITS

     4.1 NORMAL RETIREMENT. A Participant who has reached his Normal Retirement Date and who is an Employee shall be entitled to a Normal Retirement Pension upon Termination of Employment equal to the Participant's Accrued Benefit reduced by monthly amounts, if any, under the terms of Sections 4.5,
4.6 and 4.7. A Participant's Normal Retirement Pension shall commence on the first day of the month next following the later of his Termination of Employment or his Normal Retirement Date if he makes application for benefits in accordance with Section 9.13.

     4.2 62/30 RETIREMENT. Upon his Termination of Employment on or after his 62nd birthday, a Participant who has at least thirty (30) years of Benefit Service but who has not satisfied the requirements of Section 4.1(a) shall be entitled to a 62/30 Pension with respect to the portion of his Accrued Benefit accrued prior to January 1, 1992. Such Participant's 62/30 Pension shall be a monthly benefit equal to the portion of his Accrued Benefit accrued prior to January 1, 1992, reduced by 5/18ths of 1% for each full month between the date his 62/30 Pension commences and the first day of the month next following his Normal Retirement Date. Such pension shall be further reduced by monthly amounts determined under Sections 4.5, 4.6 and 4.7, if applicable. A Participant's 62/30 Pension shall commence on the first day of the month next following his Normal Retirement Date if application for benefits is made in accordance with Section 9.13; provided, however, such Participant may elect, at any time prior to his Normal Retirement Date, by making application in accordance with Section 9.13, to begin receiving his 62/30 Pension the first day of any month up to the month next following his Normal Retirement Date. A 62/30 Pension shall not be payable with respect to the portion of a Participant's Accrued Benefit accrued on or after January 1, 1992.

       EX-99.2-27



           4.3  EARLY RETIREMENT AND DISABILITY RETIREMENT.

           (a) EARLY RETIREMENT - ELIGIBILITY. Upon Termination of Employment after attainment of age 55, a Participant with at least ten (10 years of Benefit Service who cannot satisfy the requirements of Section 4.1 or 4.2 shall be entitled to an Early Retirement Pension. Such Participant's Early Retirement Pension shall be a monthly benefit equal to his Accrued Benefit reduced by 5/9ths of 1% for each of the first 60 full months and by 5/18ths of 1% for each full month in excess of 60 between the date benefits commence and the first day of the month next following his Normal Retirement Date. Such pension shall be further reduced by monthly amounts determined under Sections 4.5, 4.6 and 4.7, if applicable. A Participant's Early Retirement Pension shall commence on the first day of the month the Participant elects by making application in accordance with
     Section 9.13; provided, however, if the Participant does not elect to begin receiving his Early Retirement Pension the first day of any month up to the month next following his Normal Retirement Date, the Participant's Early Retirement Pension shall commence on the first day of the month next following his Normal Retirement Date if application for benefits is made in accordance with Section 9.13.

           (b) DISABILITY RETIREMENT - ELIGIBILITY. A Participant who has at least ten (10) years of Benefit Service, who incurs a Permanent and Total Disability before he has satisfied the requirements of Section 4.1, 4.2 or 4.3(a), and who has a Termination of Employment on account of Permanent and Total Disability shall be entitled to a Disability Pension. Upon his Termination of Employment on account of Permanent and Total Disability, the Participant's Disability Pension shall be a monthly benefit equal to his Accrued Benefit determined based on his Average Monthly Compensation as of the date he incurred the Permanent and Total Disability reduced by 5/9ths of 1% for each of the first 60 full months and by 5/18ths of 1% for each full month in excess of 60 between the date benefits commence and the first day of the month next following his Normal Retirement Date. Such pensions shall be further reduced by monthly amounts determined under Sections 4.5, 4.6 and 4.7, if applicable. A Participant's Disability Pension shall commence on the first day of the month the Participant elects by making application in accordance with Section 9.13; provided, however, if the Participant does not elect to begin receiving his Disability Pension the first day of any month on or after he attains age 55 up to the month next following his Normal Retirement Date, the Participant's Disability Pension shall commence on the first day of the month next following his Normal Retirement

       EX-99.2-28

     Date if application for benefits is made in accordance with Section 9.13.

     4.4 TERMINATION WITH RIGHT TO A DEFERRED PENSION. Upon his Termination of Employment, a Participant who has not satisfied the requirements of Section 4.1, 4.2, 4.3(a) or 4.3(b) shall be entitled to a Deferred Pension with respect to his Accrued Benefit. A Participant's Deferred Pension shall be a monthly amount equal to his Employee Funded Accrued Benefit plus the product of his Employer Funded Accrued Benefit and his Vested Percentage determined under the following Table I or Table II, whichever is applicable; provided, however, that such Deferred Pension shall not be in an amount less than the amount to which the Participant would have been entitled under the provisions of Article VI,
Section 7(e) of the Prior Plan had his Termination of Employment occurred on December 31, 1980:

                                   TABLE I

     With respect to any Participant who does not have at least one Hour of Service on or after January 1, 1989:

           VESTING SERVICE                          VESTED PERCENTAGE
           ---------------                          -----------------
     Less than 5 years                                        0%
     5 years but less than 6 years                           50%
     6 years but less than 7 years                           60%
     7 years but less than 8 years                           70%
     8 years but less than 9 years                           80%
     9 years but less than 10 years                          90%
     10 years or more                                       100%

                                  TABLE II

     With respect to any Participant who has at least one Hour of Service on or after January 1, 1989:

           VESTING SERVICE                          VESTED PERCENTAGE
           ---------------                          -----------------
     Less than 5 years                                        0%
     5 years or more                                        100%

A Participant's Deferred Pension shall be reduced by monthly amounts determined under Sections 4.5, 4.6 and 4.7, if applicable.

     A Participant's Deferred Pension shall commence on the first day of the month next following the later of his Normal Retirement Date or the date application for benefits is made in

       EX-99.2-29



accordance with Section 9.13; provided that a Participant who has 10 or more years of Benefit Service may elect to have his Deferred Pension commence any month after he attains age 55, up to the month next following his Normal Retirement Date. In the event a Participant elects to have his Deferred Pension commence prior to his Normal Retirement Date, his Deferred Pension shall be reduced 5/9ths of 1% for each of the first 60 full months and by 5/18ths of 1% for each full month in excess of 60 between the date his benefits commence and the first day of the month next following his Normal Retirement Date.

     4.5 REDUCTION FOR DISTRIBUTION OF EMPLOYEE FUNDED ACCRUED BENEFIT. A Participant who received an Actuarial Equivalent lump sum distribution of his Employee Funded Accrued Benefit under Section 5.8 when he had earned at least a 50% vested interest in his Employer Funded Accrued Benefit shall have his Retirement Benefits reduced by the Actuarial Equivalent of such lump sum distribution.

     4.6 REDUCTION FOR MONTHLY PLAN PAYMENTS. The Retirement Benefits of a Participant shall be reduced by the Actuarial Equivalent of any Retirement Benefits paid, other than lump sum payments, to the extent necessary to prevent such Participant from receiving double credit under the Plan for any Benefit Service which was a base for computing such Retirement Benefits.

     4.7  REDUCTION FOR OTHER PENSIONS.

           (a) Effective for Plan Years beginning before January 1, 1989, if a Participant receives benefits from any other defined benefit pension plan (or such other retirement plan as the Board of Directors or the Board of Administration shall designate), and if the computation of the Participant's Retirement Benefits includes any Benefit Service for any years, which years (the "Common Years") are also included in determining the Participant's benefits under such other defined benefit pension plan (or years during which the Participant was accruing benefits under another retirement plan designated by the Board of Directors or the Board of Administration), except as otherwise provided by the Employer and attached as an exhibit to the Plan, the Participant's Retirement Benefits shall be deemed to be the Participant's Retirement Benefits reduced by the lesser of (i) the Actuarial Equivalent of such portions of the Participant's benefits from such other plan as are attributable to the Common Years or
     (ii) such portions of the Participant's Retirement Benefits under the Plan as are attributable to such Common Years.

           (b) Effective for Plan Years beginning on or after January 1, 1989 with respect to Participants who have an Hour

       EX-99.2-30


     of Service on or after such date, if a Participant receives benefits from any other qualified defined benefit pension plan ("Other Plan") for any years of service for periods before the person commenced or recommenced participation in the Plan ("Pre-participation Service") and if such Pre-participation Service is, pursuant to an action taken hereunder which is applicable to all similarly situated employees, included in determining the person's Accrued Benefit under the Plan, the Participant's vested Accrued Benefit shall be reduced by the person's vested accrued benefit under the Other Plan (other than vested accrued benefits attributable to the person's own contributions) with respect to the period of Pre-participation Service and the unvested Accrued Benefit shall be reduced by the unvested accrued benefit under the Other Plan with respect to the period of Pre-participation Service.

     4.8 COMMENCEMENT OF BENEFITS. Unless a Participant (or Beneficiary) otherwise elects (which election shall specify a commencement date no later than the Required Beginning Date), upon application for Retirement Benefits in accordance with Section 9.13, payment of Retirement Benefits shall commence not later than the sixtieth (60th) day after the latest of the close of the Plan Year in which (a) the Participant reaches age 65, (b) occurs the tenth (10th) anniversary of the Participant's commencement of participation in the Plan, or
(c) the Participant has a Termination of Employment, provided that benefits shall not be paid until an application is made in accordance with Section 9.13.


                                   ARTICLE V

          FORM AND PAYMENT OF RETIREMENT BENEFITS - SPOUSAL RIGHTS

     5.1 FORM OF PAYMENT OF BENEFITS. A Participant's Retirement Benefits under the Plan shall commence as of the first day of the month specified in the applicable provision of Article IV and shall be payable as follows:

           (a) AUTOMATIC FORM FOR MARRIED PARTICIPANTS. A Participant who is married on the date his Normal Retirement Pension, 62/30 Pension, Early Retirement Pension, Disability Pension or Deferred Pension commences shall receive his Retirement Benefits in the form of a Qualified Joint and Survivor Pension unless the Participant waives a Qualified Joint and Survivor Pension (and his spouse consents) in accordance with the procedures set forth in Section 5.2. The amount of such Qualified Joint and Survivor Pension shall be the Actuarial Equivalent of the Participant's Accrued Benefit.

       EX-99.2-31





           (b) AUTOMATIC FORM FOR UNMARRIED PARTICIPANTS. A Participant who, as of the date his Retirement Benefits commence, is not married shall receive Retirement Benefits in the form of a Single Life Annuity, unless the Participant waives the Single Life Annuity in accordance with the procedures set forth in Section 5.2.

           (c) A Participant who wishes to receive his Retirement Benefits in a form other than the automatic form applicable to him may elect, at any time prior to the date his Retirement Benefits commence, by written notice to the Board of Administration, an optional form of benefit in which his Retirement Benefits will be paid, provided that he shall have waived the automatic form of payment applicable to him in accordance with the procedures set forth in Section 5.2 (including obtaining his spouse's consent where applicable). A married Participant may elect a Single Life Annuity or a Ten Year Certain and Life Annuity as optional forms of benefit. An unmarried Participant may elect a Ten Year Certain and Life Annuity as an optional form of benefit. A Participant may not name a Beneficiary other than his spouse under a Ten Year Certain and Life Annuity unless (1) if the Participant is married, he has validly waived the Qualified Joint and Survivor Pension in accordance with the procedures set forth in Section 5.2 (including obtaining spousal consent), (2) the annuity complies with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2, and (3) the monthly amount payable to a Beneficiary under an optional form of payment does not exceed the monthly amount payable to the Participant.

           An election made pursuant to this Section 5.1(c) may be revoked and a new election may be made by the Participant at any time prior to the commencement of the Participant's Retirement Benefits, provided that, if the Participant is married and elects a Single Life Annuity or Ten Year Certain and Life Annuity (or if he changes the Beneficiary under an optional form of payment), he shall first have obtained spousal consent in accordance with the procedures set forth in Section 5.2.

           5.2  CHANGE OF AUTOMATIC FORM OF PAYMENT AND SPOUSAL CONSENT.

           (a) During the Applicable Election Period and at such other times determined in accordance with applicable law, regulations or rulings as the Board of Administration shall permit, each Participant may elect in writing in such manner as the Board of Administration shall require (subject to his spouse's consent in accordance with the procedures set forth

       EX-99.2-32



     in Section 5.2(c)) (i) to waive the automatic form of payment applicable to him, (ii) to change the Beneficiary designated under an optional form of payment, (iii) to change the optional form of payment elected, and (iv) to revoke his waiver of the automatic form of payment applicable to him.

           (b) Within ninety (90) but not less than thirty (30) days before the Annuity Starting Date (in accordance with such regulations as the Secretary of the Treasury may prescribe), the Board of Administration shall provide each Participant with a written explanation of:

                 (1) the terms and conditions of the automatic form of payment applicable to the Participant,

                 (2) the Participant's right to make, and the effect of, an election to waive the automatic form of payment applicable to him,

                 (3) the rights of the Participant's spouse to consent to the Participant's election (i) to waive the Qualified Joint and Survivor Pension, (ii) to change the Beneficiary designated under an optional form of payment, and (iii) to change the optional form of payment elected, and the effect of such consent,

                 (4) the Participant's right to revoke, and the effect of a revocation of, an election to waive the automatic form of payment applicable to him,

                 (5) the Participant's (and, if he is married, his spouse's) right to defer any distribution until the Participant's Normal Retirement Date or later Termination of Employment (subject to the requirements of Section 4.8), and

                 (6) the optional forms of benefit distributions provided by the Plan, including a general description of the material features and an explanation of the relevant values of the optional forms of benefit distributions provided by the plan.

           (c) SPOUSAL CONSENT TO A WAIVER. A spousal consent to (i) a waiver of a Qualified Joint and Survivor Pension, (ii) a change of Beneficiary designated under an optional form of payment, and (iii) a change in the optional form of payment elected by the Participant shall be:

                 (1)  in writing acknowledging the effect of the consent;

       EX-99.2-33



                 (2) signed by the Participant's spouse and witnessed by a Plan representative or a notary public; and

                 (3) effective only for the spouse who gives the consent, and the beneficiary (or form of benefits) shall not be changed without spousal consent (unless the consent of the spouse provides that such change may be made without further consent of the spouse);

     provided that the consent of a Participant's spouse shall not be required if it is established to the satisfaction of the Board of Administration that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

           (d) To the extent provided in any Qualified Domestic Relations Order (as defined in Section 414(p) of the Internal Revenue Code) if married to the Participant for at least one year, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for purposes of receiving a Qualified Joint and Survivor Pension or death benefits in the form of an annuity and providing consent in accordance with the procedures set forth in Section 5.2(c).

           (e) "APPLICABLE ELECTION PERIOD" means the ninety (90) day period ending on the Annuity Starting Date.

5.3 ELECTIONS BY CERTAIN PARTICIPANTS WHO HAD A TERMINATION OF EMPLOYMENT BEFORE AUGUST 23, 1984.

           (a) During the period described in Section 5.3(b), a Participant who has had a Termination of Employment and who will receive benefits in the form of a life annuity may elect a Qualified Joint and Survivor Pension if:

                 (1) the Participant was credited with any period of service under the Plan on or after September 2, 1974;

                 (2) Internal Revenue Code Section 401(a)(11) before the enactment of the Retirement Equity Act of 1984 did not apply to such Participant;

                 (3) the Participant is not credited with any period of service under the Plan on or after January 1, 1985; and

                 (4) as of August 23, 1984, the Participant's Annuity Starting Date had not occurred and the Participant was alive.

       EX-99.2-34



           (b) An election under Section 5.3(a) may be made by a Participant during the period beginning on August 23, 1984 and ending on the earlier of the Participant's Annuity Starting Date or the date of the Participant's death.

     5.4 FACILITY OF PAYMENT. All Retirement Benefits shall be paid to the payee either by a check which shall be endorsed personally by the payee or, if the payee makes a written request on a form approved by the Board of Administration, by a deposit in the personal savings or checking account of the payee; provided that if any such payment shall be made in error or in excess of the amount due, the payee shall be liable to return any excessive portion of any payment. If, in the opinion of the Board of Administration, any person to whom benefits are payable is unable to care for his affairs because of illness, accident or other incapacity, any payment due (unless prior claim therefor shall have been made by a duly qualified legal representative) may be paid for his benefit to his spouse, parent, child, brother or sister, or to any other person as the Board of Administration may from time to time determine. If any payment due any person under this Plan is unpaid at the time of the payee's death, the Board of Administration may determine the person equitably entitled thereto to whom the payment shall be made (unless prior claim therefor shall have been made by a duly qualified legal representative). Any such payment under this Section 5.4 shall, to the extent thereof, be a complete discharge of any liability therefor.

     5.5 EFFECT OF RETURN OF BENEFIT CHECKS. Each person entitled to benefits under this Plan shall furnish the Board of Administration with the address to which his benefit checks shall be mailed. If any benefit check mailed by regular United States mail to the last address appearing on the Board of Administration's records is returned because the addressee is not found at that address, the mailing of benefit checks shall stop. Thereafter, if the Board of Administration receives written notice of the proper address of the person entitled to receive such benefit checks and is furnished with evidence satisfactory to the Board of Administration that such person is living, all amounts then due but unpaid shall be forwarded to such person.

     5.6 EFFECT OF PENSIONER CONTINUING IN OR RESUMING EMPLOYMENT. If a Pensioner (a) continues in employment with an Employer after his Normal Retirement Date, or (b) resumes employment with an Employer or a Commonly Controlled Entity after beginning to receive Retirement Benefits under the Plan, payment of Retirement Benefits shall be discontinued for each month that such Participant is so employed. A Pensioner shall be treated as being reemployed in each month in which he has at least 40 Hours of Service for the performance of duties. In the event a Participant's Retirement Benefits are suspended, the Board of

       EX-99.2-35




Administration shall give such Participant any notification of his rights and shall offset such Participant's Retirement Benefits in a manner determined subject to any requirements imposed by law.

           5.7  CASH-OUT OF ACCRUED BENEFITS.

           (a) BENEFITS NOT IN EXCESS OF $3,500. Notwithstanding any other provision of this Plan, if a Participant has a Termination of Employment or dies and the Actuarial Equivalent lump sum value of a Participant's vested Accrued Benefit (or, if the Participant dies before his Annuity Starting Date, the Actuarial Equivalent of the Death Benefit payable to the Participant's Beneficiary pursuant to Article VI) (calculated in accordance with Section 2.2(b)) does not exceed $3500, the Board of Administration shall make payment of such Participant's Retirement Benefits (or the Death Benefit, as applicable) prior to his Annuity Starting Date in a lump sum, notwithstanding any election made by the Participant, the Participant's spouse or Beneficiary to the contrary. A Participant who has a Termination of Employment and who is 0% vested in his Accrued Benefit shall be deemed to have received his Accrued Benefit upon his Termination of Employment.

           (b) BENEFITS NOT IN EXCESS OF $5,000. Notwithstanding any other provision of this Plan, if upon a Participant's Termination of Employment, the Actuarial Equivalent lump sum value of his vested Accrued Benefit does not exceed $5,000, then, unless payment of such Accrued Benefit is required under Section 5.7(a) or the Participant is otherwise entitled to a distribution under Article IV, the Participant may elect to receive his Accrued Benefit immediately in a lump sum or the Actuarial Equivalent of such lump sum payable in any form provided by Section 5.1.

     5.8 WITHDRAWAL OF PARTICIPANT CONTRIBUTIONS. A Participant who has a Termination of Employment shall be paid the lump sum Actuarial Equivalent of his Employee Funded Accrued Benefit within 30 days after making application therefor if he submits an application for such benefits in accordance with
Section 9.13 prior to the date his Retirement Benefits begin, accompanied by a waiver of the automatic form of payment applicable to the Participant under
Section 5.1(a) or (b) with respect to such amount (including a spousal consent thereto) in accordance with the procedures set forth in Section 5.2. Otherwise his Employee Funded Accrued Benefit shall be paid as Retirement Benefits at such time as is provided under Article IV hereof.

     5.9 REPAYMENT OF DISTRIBUTIONS AND REESTABLISHMENT OF BENEFIT SERVICE. Any Participant who had a Termination of

       EX-99.2-36



Employment, who again becomes a Participant and who formerly received less than the entire Actuarial Equivalent of his Accrued Benefit in the form of a lump sum payment under Section 5.7 will be entitled to restore such Accrued Benefit as provided in Section 2.8(b), and a Participant who had a Termination of Employment, who again becomes a Participant and who formerly withdrew the lump sum Actuarial Equivalent of his Employee Funded Accrued Benefit under Section
5.8 when he was less than 50% vested in his Employer Funded Accrued Benefit will be entitled to restore his Accrued Benefit as provided in Section 2.8(c), if he shall repay to the Plan the amount so received plus interest thereon, compounded annually, at the applicable rate specified in Section 8.3 from the date of such distribution to the date of repayment, on or before the earlier of:

     (a) the date the individual incurs 5 consecutive One Year Breaks in Service commencing after the withdrawal or lump sum distribution, or

     (b) 5 years after the first date on which the Participant is reemployed by his Employer.

     5.10 DIRECT ROLLOVER. Notwithstanding any provision of this Plan to the contrary, effective for distributions made on or after January 1, 1993, a Participant (including a Participant who ceased to be an Employee prior to January 1, 1993), his surviving spouse or a former spouse who is an alternate payee under a Qualified Domestic Relations Order (as defined in Section 414(p) of the Internal Revenue Code) (a "Distributee") may elect, at such time and in such manner as prescribed by the Board of Administration, to have all or any portion of the benefits payable to such Distributee which constitutes an eligible rollover distribution as defined in Section 402(c)(4) of the Internal Revenue Code paid by the Trustee directly to the eligible retirement plan (as described in Section 401(a)(31)(D) of the Internal Revenue Code) specified by such Distributee.


                                  ARTICLE VI

                               DEATH BENEFITS

     6.1 EMPLOYEE FUNDED DEATH BENEFITS. If a Participant dies before his Retirement Benefits have commenced, a Death Benefit shall be paid under the Plan equal to the Actuarial Equivalent of such deceased Participant's Employee Funded Accrued Benefit, reduced by unrepaid withdrawals made under Section 5.8 or 8.4(a); provided, however, that such amount shall not be less than the amount to which the Beneficiary would have been entitled under Article V,
Section 5 of the Prior Plan had the Participant died prior to April 1, 1981. If such Participant was married at least

       EX-99.2-37



one year as of the date of his death, his surviving spouse shall receive a Qualified Survivor Pension beginning the same time as the Qualified Survivor Pension is (or would be) paid under Section 6.2(c), in an amount equal to the amount such spouse would have received if the Participant had a Termination of Employment on the earlier of the day before he died or the date of his actual Termination of Employment, survived to the later of the two dates described in
Section 6.2(c)(1) and (2) and commenced to receive a Qualified Joint and Survivor Pension on the day before his death, the Actuarial Equivalent of which Qualified Joint and Survivor Pension is equal to the amount of his Employee Funded Accrued Benefit. The remainder of the Death Benefit payable under this
Section 6.1 (or, if the Participant has not been married at least one year as of the date of his death, the entire Death Benefit payable under this Section 6.1) shall be paid in a lump sum to the Beneficiary designated by the Participant under Section 6.4 as soon as reasonably practicable after the Board of Administration receives and approves an application for benefits in accordance with Section 9.13 from the deceased Participant's Beneficiary.

           6.2  EMPLOYER FUNDED DEATH BENEFIT.

           (a) TERMINATION OF EMPLOYMENT ON OR AFTER AUGUST 23, 1984. The surviving spouse of a Participant shall be entitled to the Death Benefit described in Section 6.2(c) if all the following conditions are satisfied:

                       (1) The Participant had a vested interest in his Employer Funded Accrued Benefit.

                       (2) The Participant had at least one Hour of Service on or after August 23, 1984.

                       (3) The Participant died before his Retirement Benefits had begun.

                       (4) The surviving spouse had been married to the Participant at least one year as of the date of his death.

                       (5) The surviving spouse has applied for benefits in accordance with Section 9.13.

           (b) TERMINATION OF EMPLOYMENT BEFORE AUGUST 23, 1984. The surviving spouse of a Participant who had a Termination of Employment prior to August 23, 1984 shall be entitled to the Death Benefit described in Section 6.2(c) if all of the following conditions are satisfied:

       EX-99.2-38



                       (1) The Participant was credited with any period of service in the first Plan Year beginning on or after January 1, 1976.

                       (2) The Participant had at least ten years of service under the Plan.

                       (3) As of August 23, 1984, the Participant's annuity starting date had not occurred and the Participant was alive.

           (c) PAYMENT OF BENEFIT. The employer funded Death Benefits shall be a Qualified Survivor Pension commencing the first day of the month coinciding with or next following the latest of

                       (1)  the Participant's death,

                       (2) the date application is made for such benefits under Section 9.13,

                       (3) the date the Participant would have attained age 55, in the case of a Participant who has at least ten (10) years of Benefit Service, or

                       (4) the date the Participant would have attained age 65, in the case of a Participant who has less than ten (10) years of Benefit Service,

     in an amount equal to the amount such surviving spouse would have received if the Participant had had a Termination of Employment on the earlier of the day before he died or the date of his actual Termination of Employment, survived to the latest of the four dates described in (1),
     (2), (3), and (4) above, and commenced to receive his vested Accrued Benefit (reduced by the Actuarial Equivalent of any Employee Funded Death Benefits paid to the surviving spouse under Section 6.1) in the form of a Qualified Joint and Survivor Pension on the day before his death.

     6.3 DEATH AFTER RETIREMENT BENEFITS COMMENCE. The surviving spouse of a Participant who commenced receiving his Retirement Benefits in the form of a Qualified Joint and Survivor Pension shall receive a Death Benefit payable under that form of payment. The Beneficiary of a Participant who commenced receiving his Retirement Benefits in the form of a Ten Year Certain and Life Annuity and who died before 120 monthly payments had been made shall receive a Death Benefit payable under that form of payment. Except as herein provided, in the case of a Participant who dies after the commencement of Retirement Benefits, no death benefit shall be payable hereunder.

       EX-99.2-39



     6.4  DESIGNATION OF BENEFICIARY.  Each Participant with an Employee
Funded Accrued Benefit and each Participant who elects payment of his Retirement Benefits in the form of a Ten Year Certain and Life Annuity may designate a Beneficiary to whom the Employee Funded Death Benefit, or remaining payments under the Ten Year Certain and Life Annuity, if any, payable under the Plan shall be paid. The designation of a Beneficiary, and any change or revocation thereof, shall be made on forms provided by the Board of Administration and shall not be effective until filed with the Board of Administration. A designation of a Beneficiary other than a Participant's spouse shall not be effective unless either the Participant is not married or has been married less than a year as of the date of his death or the Participant has waived the Qualified Joint and Survivor Pension and his surviving spouse has consented to the waiver (including the Beneficiary named) in accordance with the procedures set forth in Section 5.2. In the absence of a valid Beneficiary designation by a Participant or in the event that no designated Beneficiary survives a Participant, such Death Benefit shall be paid:

           (a)  to his surviving spouse; or if there be none;

           (b)  to his descendants per stirpes; or if there be none surviving;

           (c) to his father and mother, in equal shares; or if there be none surviving;

           (d)  to his estate.


                                  ARTICLE VII

                               PLAN FINANCING

     7.1 FUNDING POLICY. The Company shall establish and direct the implementation of a funding policy and method for the Plan which shall be consistent with the objectives of the Plan and with the minimum funding standards established under Section 412 of the Internal Revenue Code. The Company may rely upon the advice of the Actuary in establishing and carrying out a funding policy and method.

     7.2 EMPLOYER CONTRIBUTIONS. Each Employer shall make contributions to the Trust Fund to fund benefits of the Plan for its Participants in such amounts and at such times as determined under the funding policy and method of the Plan; provided that any such contribution shall be made not later than the due date for the Employer's United States income tax return (including extensions) for the year for which such contribution is made. Employer contributions are expressly conditioned upon the

       EX-99.2-40



deductibility of such contributions by the Employer under Section 404 of the Internal Revenue Code.

     7.3 FORFEITURES. Forfeitures of benefits under the Plan arising for any reason shall be applied to reduce the cost of the Plan under the funding policy and method of the Plan and shall not increase the benefits under the Plan otherwise payable to Participants.

     7.4 EXCLUSIVE BENEFIT OF PARTICIPANTS. All Participant contributions through December 31, 1988 and Employer contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund and shall be held, managed and distributed solely in the interest of the Participants, their surviving spouses and their Beneficiaries for the exclusive purpose of (i) providing benefits to Participants, their surviving spouses and their Beneficiaries and
(ii) defraying reasonable administrative expenses of the Plan and the Trust, to the extent such expenses are not paid by the Employer, provided that:

           (a) If, and to the extent, deduction for an Employer contribution under Section 404 of the Internal Revenue Code is disallowed, Employer contributions conditioned upon deductibility shall be returned to the Employer making such contributions within one year after the disallowance of the deduction;

           (b) If, and to the extent that, an Employer or Participant contribution is made through mistake of fact, such Employer or Participant contribution shall be returned to the Employer or Participant making such contribution within one year of the payment of the contribution;

           (c) If any amounts arising out of variation between expected actuarial requirements and actual requirements remain in the Trust Fund after termination of the Plan and if all liabilities of the Plan to Participants, surviving spouses and Beneficiaries have been satisfied, including those satisfied under Section 11.4, such amounts shall be distributed to the Employers in such amounts as the Board of Administration in its sole discretion shall determine consistent with applicable law.

     All Employer contributions are conditioned on their being deductible under
Section 404 of the Internal Revenue Code.

     7.5 BENEFITS PAYABLE ONLY FROM TRUST FUND. All benefits provided by this Plan shall be paid solely out of the Trust Fund, and neither Employer nor any agent or representative of the Employer shall be liable in any manner for any such benefits.

       EX-99.2-41



                                 ARTICLE VIII

                          PARTICIPANT CONTRIBUTIONS

     8.1 PARTICIPANT CONTRIBUTIONS. Prior to January 1, 1989, a Participant may elect to make Participant contributions to the Plan in the amount of three and one-half percent (3-1/2%) of the Participant's Compensation for the year, provided that, in the Plan Year in which the Participant becomes (or again becomes) a Participant, and in the Plan Year in which the Participant has a suspension of participation pursuant to Section 8.4, the contributions shall be based upon the Participant's Compensation during that part of the Plan Year in which he is a Participant prior to any such suspension of participation. Notwithstanding the preceding sentence, for Plan Years beginning on or after January 1, 1986, a Participant's contribution for any Plan Year shall not exceed $10,500, and no Participant contributions shall be made to the Plan after December 31, 1988. Any Participant contributions made after December 31, 1988 shall be returned to the Participant who made them.

     8.2 MANNER OF MAKING PARTICIPANT CONTRIBUTIONS. Subject to Section 8.1, to make Participant contributions, a Participant shall complete and deliver to the Board of Administration a form prepared for that purpose by the Board of Administration which will authorize the Employer to deduct the Participant contributions on a regular basis from the Participant's payroll check. A Participant who does not have at least one Hour of Service on or after January 1, 1988 may commence (or recommence) making contributions to the Plan at any time prior to his sixty-fifth (65th) birthday, and shall cease making contributions to the Plan on his sixty-fifth (65th) birthday. A Participant who has at least one Hour of Service on or after January 1, 1988 may make Participant Contributions at any time, subject to Section 8.1. An election to make Participant contributions will remain in effect until revoked. Once revoked, an election to make Participant Contributions may again be made no earlier than one year after the prior election was revoked. Revocation and reelection shall be made by completing and delivering to the Board of Administration a form prepared by the Board of Administration for that purpose. No retroactive contributions will be permitted.

     8.3 EMPLOYEE FUNDED ACCRUED BENEFIT. A Participant's Employee Funded Accrued Benefit shall be equal to the Actuarial Equivalent of his Accumulated Contributions (defined below) expressed as a monthly benefit commencing on the Participant's Normal Retirement Date (determined under Section 2.28(a)) and payable in the form of a Single Life Annuity. "ACCUMULATED CONTRIBUTIONS" means the sum of

       EX-99.2-42



           (a) the total amount of contributions made by the Participant to the Plan on or before December 31, 1988 reduced by withdrawals made pursuant to Section 5.8 or 8.4(a), or pursuant to the provisions of the Prior Plan, and

           (b) the interest on (a), compounded annually, (i) at the average rate earned by the Trust Fund prior to January 1, 1976, (ii) at the higher of the average rate earned by the Trust Fund or five percent (5%) per annum from January 1, 1976 through December 31, 1980, (iii) at the rate of five percent (5%) per annum from January 1, 1981 to December 31, 1987,
     (iv) at the rate of 120 percent (120%) of the Federal mid-term rate (as in effect under Section 1274 of the Internal Revenue Code for the first month of the Plan Year) for the period beginning on or after January 1, 1988 and ending on the date the determination is being made, and (v) at the interest rate specified in Section 2.2(b) for the period beginning with the determination date and ending on the Participant's Normal Retirement Date (determined under Section 2.28(a)).

A Participant's Employee Funded Accrued Benefit shall be nonforfeitable at all times prior to the date his Retirement Benefits commence.

           8.4  IN SERVICE WITHDRAWAL OF PARTICIPANT CONTRIBUTIONS.

           (a) A Participant who has not had a Termination of Employment may, upon written request to the Board of Administration, accompanied by a waiver of the automatic form of benefit payment applicable to him under
     Section 5.1 (including a spousal consent thereto in accordance with the procedures set forth in Section 5.2) withdraw the Actuarial Equivalent lump sum value of his Employee Funded Accrued Benefit. If a Participant makes such a withdrawal, then unless the Participant repays the withdrawal in accordance with Section 8.4(b), his Accrued Benefit shall be reduced by the Actuarial Equivalent of the amount withdrawn, provided that the reduced amount of such Accrued Benefit shall not be less than the amount which would be determined under Section 2.1(a) if all such Participant's Benefit Service were noncontributory. Upon making such a withdrawal, the Participant shall be suspended from participation in the Plan for a period of one year from the date of such withdrawal. During the period of suspension the suspended individual shall not accrue Benefit Service and shall not be entitled to make Participant contributions to the Plan.

           (b) A Participant who has made a withdrawal pursuant to Section 8.4(a) may, at any time prior to incurring a One Year Break in Service, repay to the Plan the amount so withdrawn,

       EX-99.2-43



     together with interest on such amount at the applicable rate specified in
     Section 8.3 compounded annually from the date of the withdrawal.


                                  ARTICLE IX

                               ADMINISTRATION

     9.1 BOARD OF DIRECTORS DUTIES. The Board of Directors shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan and the investment of its assets, which responsibility it shall discharge:

           (a)  by the appointment and removal (with or without cause) of

                 (i) the members of the Board of Administration, to which is delegated the overall responsibility for the administration and operation of the Plan;

               (ii) the Trustee, to which is delegated the responsibility for the investment and safekeeping of the assets of the Plan, except to the extent such responsibility is delegated to one or more Investment Managers; and

              (iii) if and to the extent it deems appropriate, one or more Investment Managers to whom it may delegate responsibility for the investment of all or any part of the assets of Plan; and

           (b) by establishing and communicating to the Trustee and any Investment Managers investment objectives and guidelines and periodically reviewing and monitoring the performance of the Board of Administration, Trustee and any Investment Managers.

           (c) by directing, in its discretion, that Plan assets be invested in such contract (including but not limited to a group annuity contract, a guaranteed investment contract, an immediate participation guarantee contract or a deposit administration contract) issued by an insurance company authorized to do business in any State of the United States, selected from time to time by the Board of Directors. The Trustee shall be the policyholder of such contract unless the Board of Directors directs that the Board of Administration shall be the policyholder of such contract, provided that regardless of who is the policyholder, the Board of Administration shall have the right to exercise, or to direct

       EX-99.2-44



     the Trustee to exercise, all rights, powers, and elections provided under any such contract.

     9.2 BOARD MEMBERSHIP. The Board of Administration shall consist of not less than three members, who shall be appointed by the Board of Directors. In the absence of such appointment, if the Trustee is one or more individuals, the Trustee shall be the Board of Administration. They shall remain in office at the will of the Board of Directors, and the Board of Directors may from time to time remove any of said members with or without cause and shall appoint their successors. The Board of Administration shall have the general responsibility for the administration of the Plan and for carrying out its provisions, and shall be the Plan Administrator.

     9.3 BOARD STRUCTURE. Each member of the Board of Administration shall be an officer or Eligible Employee of an Employer hereunder. Each person upon becoming a member of the Board, shall file an acceptance thereof in writing with the secretary of the Company and the secretary of the Board. Any member of the Board may resign by delivering his written resignation to the secretary of the Company and the secretary of the Board, and such resignation shall become effective upon the date specified therein. In the event of a vacancy in membership, the remaining members shall constitute the Board with full power to act until said vacancy is filled.

     9.4 BOARD ACTIONS. The action of the Board of Administration shall be determined by the vote or other affirmative expression of a majority of its members. The Board shall choose a chairman who shall be a member of the Board and a secretary who may (but need not) be a member of the Board. The secretary shall keep a record of all meetings and acts of the Board and shall have custody of all records and documents pertaining to its operations. Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Board.

     9.5 BOARD OF ADMINISTRATION DUTIES. The Board of Administration on behalf of the Participants, Pensioners and all other Beneficiaries of the Plan and Trust shall enforce the Plan in accordance with the terms of the Plan and the Trust Agreement and shall have all powers necessary to accomplish that purpose, including but not by way of limitation, the following:

           (a) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

           (b)  To construe the Plan and Trust Agreement;

       EX-99.2-45



           (c) To determine all questions arising in its administration, including those relating to the eligibility of persons to become Participants; the rights of Participants, Pensioners and their Beneficiaries, and Employer Contributions; and its decision thereon shall be final and binding upon all persons hereunder;

           (d) To compute and certify to the Trustee the amount and kind of benefits payable to Participants, Pensioners or their Beneficiaries;

           (e)  To authorize all disbursements of the Trustee from the Trust
     Fund;

           (f) To employ and suitably compensate such accountants and attorneys (who may but need not be the accountants or attorneys of the Company), other persons to render advice and clerical employees as it may deem necessary to the performance of its duties;

           (g) To communicate the Plan and its eligibility requirements to the Employees and to notify Employees when they become eligible to participate; and

           (h) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant.

     9.6 BOARD LIABILITY. The Board of Administration and the members thereof shall be free from all liability, joint or several, for their acts as members of such Board, except to the extent that they may have been guilty of willful misconduct, except as otherwise required by federal law.

     9.7 BOARD BONDING AND EXPENSES. The members of the Board of Administration shall serve without bond (except as otherwise required by federal law) and without compensation for their service as such; but all expenses of the Board (including but not limited to premiums for termination insurance) shall be paid by the Trust except to the extent paid by the Employers.

           9.8  ALLOCATIONS AND DELEGATIONS OF RESPONSIBILITY.

           (a) The Board of Directors and the Board of Administration shall each have the authority to delegate from time to time, by instrument in writing filed in its minute books all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable (and may authorize such person, upon receiving the written consent of the Board of Directors or the Board of Administration, to delegate such responsibilities to such other person or

       EX-99.2-46



     persons as the Board of Directors or the Board of Administration shall authorize), and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Board of Administration. An Employer, the Board of Directors and the Board of Administration shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the Board of Directors or the Board of Administration concerning the discharge of the delegated responsibilities.

           (b) The Board of Directors and Board of Administration shall each have the authority to allocate from time to time, by instrument in writing filed in its minute books, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Board of Directors or the Board of Administration. An Employer, the Board of Directors and the Board of Administration shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the Board of Directors or the Board of Administration concerning the discharge of the allocated responsibilities.

     9.9 INFORMATION TO BE SUPPLIED BY EMPLOYERS. Employers shall provide the Board of Administration or its delegate with such information as it shall from time to time need in the discharge of its duties.

     9.10 COMPANY RECORDS. The regularly kept records of the Board, Company and any Employer shall be conclusive evidence of the Vesting Service, Benefit Service, and Years of Eligibility Service of an Employee, his Compensation, his age, his status as an Eligible Employee, and all other matters contained in such records applicable to this Plan, provided that an Employee may request a correction in the record of his age at any time prior to retirement, and such correction shall be made if within 90 days after such request he furnishes in support thereof a birth certificate, baptismal certificate, or other documentary proof of age satisfactory to the Board.

     9.11 FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

       EX-99.2-47



     9.12 COMPANY AS AGENT. The Company and/or the Board shall act as agent for each Employer in the administration of the Plan.

     9.13  CLAIMS PROCEDURE.

           (a) INITIAL CLAIM FOR BENEFITS. Before Retirement Benefits will commence or a Death Benefit will be paid, each Participant or Beneficiary ("Claimant") shall submit his application for benefits ("Claim") to the Board of Administration (or to such other person as shall be designated in writing by the Board of Administration) in writing in such form as is permitted by the Board of Administration. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim for benefits, prior to his filing a Claim for benefits and exhausting his rights to review under this Section.

                 When a Claim has been filed properly, such Claim shall be evaluated, and the Claimant shall be notified of the approval or the denial within 90 days after the receipt of such Claim unless special circumstances require an extension of time for processing of the Claim.
     If such an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (i) the specific reasons for the denial, (ii) references to pertinent Plan provisions on which the denial is based,
     (iii) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (iv) the Claimant's rights to seek review of the denial.

           (b) REVIEW OF DENIAL OF CLAIM. If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request that the Board of Administration (or such other person as shall be designated in writing by the Board of Administration) review the denial, (ii) review pertinent documents, and (iii) submit issues and comments in writing, provided that the Claimant files a written request for review with the Board of Administration within 60 days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made, and the

       EX-99.2-48



     Claimant shall be advised in writing of the decision on review. However, if special circumstances require an extension of time for processing the review, the Claimant shall be given a written notification within such initial 60 day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

                 If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court, and the denial of the Claim shall become final and binding on all persons for all purposes.

     9.14 FIDUCIARY RESPONSIBILITY. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4,

           (a) in relying on a Participant's election to waive a Qualified Joint and Survivor Pension or a revocation of such an election or in determining that the Participant's spouse has consented to a waiver or that the consent of the Participant's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability; or

           (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Board of Administration, by a court of competent jurisdiction, or otherwise), in separately accounting for the amounts ("Segregated Amounts") which would have been payable to the alternate payee during such period if the order has been determined to be a Qualified Domestic Relations Order, in paying the Segregated Amounts (including any interest thereon) to the person entitled thereto if within the 18-month period beginning with the date on which the first payment would be required to be made under the domestic relations order (the "18-Month Period") the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying the

       EX-99.2-49



     Segregated Amounts (including any interest thereon) to the person entitled thereto if there had been no order if within the 18-Month Period the domestic relations order is determined not to be qualified or if the issue is not resolved within the 18-Month Period, and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-Month Period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

     9.15 CONSTRUCTION OF PLAN AND DECISIONS FINAL. The Company, the Board of Administration, the Board of Directors, and the Trustee have full discretion to construe and interpret the Plan and to decide all matters within their respective jurisdictions, including factual matters, all questions concerning eligibility for participation and all questions relating to the amount and manner of providing benefits, and including the full discretion to resolve benefit appeals, and their decisions shall be final, binding and conclusive upon the Employers, each Employee, Beneficiary, Participant, former employee, former Participant and every other person or party interested or concerned for all purposes.


                                   ARTICLE X

                           TRUSTEE AND TRUST FUND

     10.1 TRUST AGREEMENT. The Company has entered into a Trust Agreement providing for the administration of the Plan. Said Trust Agreement, as from time to time amended, shall continue in force and shall be deemed to form a part of this Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of the said Trust Agreement.

     10.2 SELECTION OF TRUSTEE. As provided in the Trust Agreement, the Board of Directors shall have the power to remove the Trustee and to appoint a successor Trustee.

     10.3 TRUSTEE'S DUTIES. The powers, duties and responsibilities of the Trustee shall be as stated in the Trust Agreement, and nothing contained in this Plan either expressly or by implication shall be deemed to impose any additional powers, duties or responsibilities upon the Trustee. All Employer and Participant contributions shall be paid into the Trust and all benefits payable under the Plan shall be paid from the Trust. Employers shall have no rights or claims of any nature in or to the assets of the Trust Fund except the right to require the Trustee to hold, use, apply and pay such assets in its hands, in

       EX-99.2-50



accordance with the directions of the Board of Administration for the exclusive benefit of the Participants, their surviving spouses and their Beneficiaries, except as otherwise provided in Section 7.4 and Section 11.4.

     10.4 TRUST INCOME. The net income derived from the Trust shall be accumulated and shall from time to time be invested as a part of the Trust Fund.

     10.5 TRUST EXPENSES. All clerical, legal or other expenses of the Trust and Trustee's fees (of any Trustee that is not an individual) shall be paid by the Trust except to the extent paid by the Employer. Individual Trustees shall not receive compensation for their services as such.

     10.6 TRUST ENTITY. The Trust under this Plan from its inception shall be a separate entity aside and apart from the Employer and its assets. The Trust and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of the Employer.


                                  ARTICLE XI

                          AMENDMENT AND TERMINATION

     11.1 AMENDMENTS. The Company, by resolution of the Board of Directors, may amend, modify, change, revise or discontinue this Plan at any time; provided, however, that (i) no amendment shall increase the duties or liabilities of the Trustee or the Board of Administration without their written consent; (ii) no amendment shall have the effect of vesting in the Employer any interest in any funds, securities or other property subject to the terms of this Plan and the Trust Agreement; (iii) except as provided in Section 7.4, no amendment shall authorize or permit at any time any part of the corpus or income of the Trust Fund to be used or diverted to purposes other than for the exclusive benefit of Participants, their surviving spouses and their Beneficiaries; (iv) no amendment shall have any retroactive effect as to deprive any Participant, surviving spouse or Beneficiary of any benefit already accrued; provided that no amendment made in conformance to provisions of the Internal Revenue Code, or any other statute relating to the Internal Revenue Code, or any other statute relating to employees' trusts, or any official regulations or ruling issued pursuant thereto, shall be considered prejudicial to the rights of any Participant, his surviving spouse or Beneficiary.

     11.2 RIGHT TO TERMINATE. The Company may at any time terminate the Plan by action of its Board of Directors.

       EX-99.2-51



     11.3 EFFECTS OF TERMINATION. Upon termination of the Plan, further payment of Employer contributions to the Trust shall cease. The Board of Administration shall notify each Participant of the termination of the Plan. Upon termination or partial termination of the Plan, the Accrued Benefit of each affected Participant which is not vested and nonforfeitable as of the date of such termination or partial termination shall be nonforfeitable, to the extent funded; provided, however, notwithstanding any other provision of this Plan, the rights of all persons entitled to vested and nonforfeitable benefits under the Plan shall be limited to the assets of the Plan and no Employer shall have any obligation to make any contributions to pay any benefit under the Plan subsequent to a termination or partial termination of the Plan.

     11.4 DISPOSITION OF TRUST FUND ON TERMINATION. Subject to the provisions of Section 14.7, upon termination of the Plan, the Trust Fund, after providing for the expenses of the Plan and Trust Fund, shall be allocated among and distributed to Participants, surviving spouses and Beneficiaries to the extent the assets in the Trust Fund are sufficient therefor, in accordance with ERISA Section 4044, provided that with respect to persons described in ERISA
Section 4044(a)(5), allocation and distribution shall be made in the following order of precedence:

                 (i) To provide benefits commencing at age 65 for remaining Employees age 62 or over on the date of termination of the Plan, without reference to the order in which they reach age 65.

               (ii) To provide benefits commencing at age 65 for remaining Employees below the age of 62 on the date of termination of the Plan, in the order in which they are expected to reach age 65.

     In the event assets of the Trust Fund remain after the foregoing allocations have been made ("Remaining Assets") the amount of Remaining Assets attributable to mandatory Employee contributions ("Employee Remaining Assets") and the amount of Remaining Assets attributable to Employer contributions ("Employer Remaining Assets") shall be determined and allocated as follows:

                 (i) The amount of Employee Remaining Assets shall be the amount determined by multiplying the total amount of Remaining Assets by a fraction, the numerator of which is the amount of Trust Fund assets allocated pursuant to Section 11.4 to persons described in ERISA Section 4044(a)(2) and the denominator of which is the total amount of Trust Fund assets allocated to persons described in ERISA Sections 4044(a)(2) through (a)(6).

       EX-99.2-52



               (ii) The Employee Remaining Assets shall be allocated among Participants, surviving spouses, and Beneficiaries entitled to an allocation under ERISA Section 4044(a)(2) in an amount determined by multiplying the amount of Employee Remaining Assets by a fraction, the numerator of which is the amount allocated to each such person pursuant to ERISA Section 4044(a)(2) and the denominator of which is the total amount of Trust Assets allocated pursuant to Section 4044(a)(2).

              (iii) The amount of Employer Remaining Assets, which is equal to the amount of Remaining Assets reduced by the amount of Employee Remaining Assets, shall revert to the Employers in such respective portions as the Board of Administration shall determine.

     11.5 DISPOSITION MEDIUM. The distributions referred to in Section 11.4 may be implemented by the Trustee upon discretion from the Board through the continuance of the Trust Fund, through a new Trust Fund, or through the purchase of annuity contracts issued by an insurance company, or by a combination of these media.


                                  ARTICLE XII

                      ADOPTION AND WITHDRAWAL FROM PLAN

     12.1 PROCEDURE FOR ADOPTION. Any Affiliated Company may, by resolution of such Affiliated Company's board of directors, adopt the Plan for the benefit of its employees upon authorization of such action by the Board of Directors subject to such terms and conditions (including but not limited to terms and conditions concerning Vesting Service, Benefit Service, Years of Eligibility Service, and amount of Retirement Benefits) as may be imposed by the Board of Directors.

     12.2 PROCEDURE FOR WITHDRAWAL. Any Employer (other than the Company) may, by resolution of the board of directors of such Employer, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, withdraw its participation in the Plan.


                                 ARTICLE XIII

                            TOP HEAVY PROVISIONS

     13.1 APPLICATION. The definitions in Section 13.2 shall apply under this Article XIII and the special rules in Section 13.3 shall apply, notwithstanding any other provisions of

       EX-99.2-53



the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein. Anything in this Article XIII to the contrary notwithstanding, if the Plan is a multiemployer plan described in Internal Revenue Code Section 414(f) or a multiple employer plan as described in Internal Revenue Code Section 413(c), the provisions of this Article XIV shall be applied separately to each Employer and its Commonly Controlled Entities taking account of benefits under the plan provided to employees of the Employer or Commonly Controlled Entity because of service with that Employer or Commonly Controlled Entity.

     13.2 SPECIAL TOP HEAVY DEFINITIONS. The following special definitions shall apply under this Article XIII:

           (a) "AGGREGATION GROUP" means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless the inclusion of Related Plans in the Permissive Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

                 (i) "MANDATORY AGGREGATION GROUP" means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

                       (A)   had a Participant who was a Key Employee, or

                       (B) was necessary to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code.

           If the Plan is not described in (A) or (B) above, it shall not be part of a Mandatory Aggregation Group.

               (ii) "PERMISSIVE AGGREGATION GROUP" means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan and (b) any other Related Plan that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Internal Revenue Code Section 408(k), and

       EX-99.2-54



           a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code considering, if the plan is a multiemployer plan as described in Code Section 414(f) or a multiple employer plan as described in Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

           (b) "DETERMINATION DATE" means, with respect to a plan year, the last day of the preceding plan year or, in the case of the first plan year, the last day of such plan year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any plan year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

           (c) "HIGHEST AVERAGE MONTHLY COMPENSATION" means one sixtieth of a person's Compensation for a period consisting of his sixty (60) consecutive calendar months in which his Compensation was the highest preceding the date he ceases to be an Employee. For purposes of this Section, a calendar month ending on or next preceding the date a person ceases to be an Employee and a calendar month beginning on or next following the date such person becomes an Employee shall be treated as consecutive. If a person has less than sixty (60) consecutive calendar months of Compensation, Highest Average Monthly Compensation shall mean the sum of the person's Compensation divided by the number of months of employment for which the person was compensated.

           (d) "KEY EMPLOYEE" means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an Employee or former Employee of an Employer or a Commonly Controlled Entity as determined under Internal Revenue Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period"), is a person described in paragraph (i), (ii), (iii) or (iv), subject to paragraph (v).

                 (i) An officer of the Employer or Commonly Controlled Entity who:

                       (a) in any Measurement Period, in the case of a Plan Year beginning after December 31, 1983, is

       EX-99.2-55



                 an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent (50%) of the amount in effect under Section 415(b)(1)(a) of Internal Revenue Code for the calendar year in which such Plan Year ends ($98,064 in 1989, $102,582 in 1990, $108,963 in 1991 and as adjusted in subsequent years in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue Code); and

                       (B) in any Measurement Period, in the case of a Plan Year beginning on or before December 31, 1983, is an officer during the Plan Year, regardless of his Compensation (except to the extent that applicable law, regulations and rulings indicate that the fifty percent (50%) of Section 415(b)(1)(a) of the Internal Revenue Code requirement is applicable).

           No more than a total of fifty (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph (i) for any Measurement Period. In the case of an Employer or Commonly Controlled Entity which is not a corporation:

                       (A) in any Measurement Period, in the case of a Plan Year beginning on or before February 28, 1985 no persons shall be treated as Key Employees under this paragraph (i); and

                       (B) in any Measurement Period, in the case of a Plan Year beginning after February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in Section 1.416-1(T-13) of the Treasury Regulations.

               (ii) One (1) of the ten (10) persons who, during a Plan Year in the Measurement Period:

                       (A) have annual Compensation from the Employer or a Commonly Controlled Entity for such Plan Year greater than the amount in effect under Section 415(c)(1)(a) of the Internal Revenue Code for the calendar year in which such Plan Year ends (the greater of $30,000 or one-fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(a) of the Internal Revenue Code for the

       EX-99.2-56



                 Plan Year as adjusted in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue Code); and

                       (b) own (or are considered as owning within the meaning of Internal Revenue Code Section 318) in such Plan Year, the largest percentage interests in the Employer or a Commonly Controlled Entity, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half percent (1/2%) interest in the Employer or a Commonly Controlled Entity.

           No more than a total of ten (10) persons or beneficiaries of persons who are employees or former employees shall be treated as Key Employees under this paragraph (ii) for any Measurement Period.

              (iii) A person who, for a Plan Year in the Measurement Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity.

               (iv) A person, who, for a Plan Year in the Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity and has an annual Compensation for such Plan Year from the Employer and Commonly Controlled Entities of more than $150,000.

                 (v) If the number of persons who meet the requirements to be treated as Key Employees under paragraph (i) or (ii) exceed the limitation on the number of Key Employees to be counted under paragraph (i) or (ii), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.

           If the requirements of paragraph (i) or (ii) are met by a person in more than one (1) Plan Year in the Measurement Period, each person will be counted only once under paragraph (i) or (ii):

       EX-99.2-57



                       (A) under paragraph (i), the Plan Year in the Measurement Period in which a person who was an officer and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

                       (B) under paragraph (ii), the Plan Year in the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence.

           Notwithstanding the above provisions of paragraph (v), a person may be counted in determining the limitation under both paragraphs (i) and (ii). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (i) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

           (e) "NON-KEY EMPLOYEE" means a person with an accrued benefit or account balance in the Plan or any Related Plan in the Aggregation Group who is not a Key Employee, and any beneficiary of such a person.

           (f) "PRESENT VALUE OF ACCRUED BENEFITS" means for any Plan Year an amount equal to the sum of (i), (ii), and (iii), subject to (iv), for each person who, in the Plan Year containing the Determination Date was a Key Employee or a Non-Key Employee:

                 (i) The sum of the actuarial present values of a person's accrued benefits under this Plan and each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at Normal Retirement Date (or the person's attained age, if later) determined based on the following actuarial assumptions:

                       (a)   Interest rate 5%; and

                       (b)   Mortality:  UP-1984 Table;

           and determined in accordance with Internal Revenue Code Section 416(g); provided, however, that the accrued benefit of any Non-Key Employee shall be determined under the method which is used for accrual purposes for all Related Defined Benefit Plans or, if no single accrual method is used in all such plans, such accrued benefit shall be determined as if such accrued benefit

       EX-99.2-58



           accrued not more rapidly than the slowest accrual rate under Section 411(b)(1)(c) of the Internal Revenue Code.

                 The present value of an accrued benefit for any person who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date, provided however that:

                       (A) for the first plan year of the plan, the present value for an employee is determined as if the employee had a Termination of Employment (1) on the Determination Date or (2) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

                       (B) for the second and subsequent plan years of the plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

           For purposes of this paragraph (i), the valuation date is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

                 If the plan provides for a nonproportional subsidy as described in Treasury Regulations Section 1.416-1 (T-26), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

               (ii) The value of a person's accrued benefit under each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

                       (A) in the case of a plan not subject to the minimum funding requirements of Internal Revenue Code Section 412, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including

       EX-99.2-59



                 contributions made after the Determination Date that are allocated as of a date in that first plan year; and

                       (b) in the case of a plan that is subject to the minimum funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Internal Revenue Code Section 412(c)(10).

              (iii) The aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years, including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

               (iv) The following rules shall apply in determining the Present Value of Accrued Benefits:

                       (A) Amounts attributable to qualified voluntary employee contributions, as defined in Section 219(e) of the Internal Revenue Code, shall be excluded.

                       (B) In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the 5-year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

                             (1) Unrelated Transfers accepted into the Plan or any plan in the Aggregation Group after December 31, 1983, shall not be included.

                             (2) Unrelated Transfers accepted on or before December 31, 1983, and all Related Transfers accepted at any time into the Plan

       EX-99.2-60



                       or any plan in the Aggregation Group shall be included.

                             (3) Unrelated Transfers made from the Plan or any plan in the Aggregation Group shall be included.

                             (4) Related Transfers made from the Plan or any plan in the Aggregation Group shall not be included (but shall be counted by the accepting plan).

                       (C) The Accrued Benefit of any individual who has not performed services for an Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date shall be excluded.

           (g) "RELATED PLAN" means any other defined benefit plan or a defined contribution plan (as defined in Section 415(k) of the Code) maintained by an Employer or a Commonly Controlled Entity, respectively called a "Related Defined Benefit Plan" and a "Related Defined Contribution Plan".

           (h) "RELATED TRANSFER" means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by a Commonly Controlled Entity.

           (i) A "TOP HEAVY AGGREGATION GROUP" exists in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of Present Value of Accrued Benefits for all employees, there shall be excluded the Present Value of Accrued Benefits of any Non-Key Employee who was a Key Employee for any Plan Year preceding the Plan Year that contains the Determination Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "SUPER TOP HEAVY AGGREGATION GROUP" if in any Plan Year as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group.

       EX-99.2-61



           (j) "TOP HEAVY BENEFIT SERVICE" means the number of Plan Years in which an Employee is a Participant and in which he completes 1,000 Hours of Service excluding:

                 (1)   Plan Years commencing before January 1, 1984;

                 (2)   Plan Years in which the Plan is not a Top Heavy Plan;

                 (3) If the Employee does not have any nonforfeitable interest in his Accrued Benefit, years of Top Heavy Benefit Service before any period of consecutive One Year Breaks in Service if the number of consecutive One Year Breaks in Service equals or exceeds the greater of

                       (A) five (5) consecutive One Year Breaks in Service, or

                       (B) the aggregate number of Plan Years during which the Participant had 1,000 Hours of Service before the consecutive One Year Breaks in Service;

                 (4) any years of Top Heavy Benefit Service earned before a One Year Break in Service until the Employee has completed one Year of Eligibility Service following the One Year Break in Service;

                 (5) for purposes of determining a Participant's years of Top Heavy Benefit Service before a period of five consecutive One Year Breaks in Service and a Termination of Employment, Years of Top Heavy Benefit Service after the period of five consecutive One Year Breaks in Service.

           (k) "TOP HEAVY PLAN" means the Plan in any Plan Year in which the Plan is a member of a Top Heavy Aggregation Group. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "SUPER TOP HEAVY PLAN" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group consisting solely of the Plan.

           (l) "UNRELATED TRANSFER" means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by a Commonly Controlled Entity to a plan maintained by an employer which is not a Commonly Controlled Entity or (b) made to a plan maintained by a Commonly Controlled Entity from a plan maintained by an employer which is not a Commonly Controlled Entity.

       EX-99.2-62



     13.3 SPECIAL TOP HEAVY PROVISIONS. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 13.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employees if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

           (a) MINIMUM BENEFITS. For the first Plan Year in which the Plan is a Top Heavy Plan and for every Plan Year thereafter, regardless of whether the Plan is a Top Heavy Plan, the Employer Funded Accrued Benefit of each Participant who is a Non-Key Employee shall be a monthly amount payable for life beginning at the Participant's Normal Retirement Date in an amount equal to the greater of

                 (i) the Actuarial Equivalent of such Participant's Employer Funded Accrued Benefit determined under Section 2.1, or

                 (ii)  the lesser of:

                       (A) 20% of the Participant's Highest Average Monthly Compensation, or

                       (B)   the sum of:

                             (1)   the Actuarial Equivalent of such
                       Participant's Employer Funded Accrued Benefit determined under Section 2.1 as though he had a Termination of Service on the last day of the Plan Year ("Last Pre-Top Heavy Year") immediately preceding the Plan Year in which the Plan first became a Top Heavy Plan, plus

                             (2) the product of the positive difference, if any, between

                                   (I)  20% of such Participant's Highest
                             Average Monthly Compensation, and

                                   (II)  the Actuarial Equivalent of such
                             Participant's Employer Funded Accrued Benefit monthly benefit determined under Section 2.1 as though he had a Termination of Service on the last day of the Last Pre-Top Heavy Year;

       EX-99.2-63



                       multiplied by a fraction, the numerator of which is such Participant's years of Top Heavy Benefit Service (not in excess of 10), and the denominator of which is 10.

           For purposes of determining whether a Non-Key Employee is a Participant entitled to the minimum benefit described in this paragraph
     (a), a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant or entitled to an accrual under the Plan because:

                 (i)  he is not employed on a specified date,

                (ii) he is excluded from participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

               (iii) he is excluded from participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or because of a withdrawal of mandatory employee contributions.

           (b) VESTING. For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter, the vested right of a Participant who has at least one hour of service after the Plan becomes a Top Heavy Plan to a percentage of his Employer Funded Accrued Benefit (to the extent the Accrued Benefit had not been forfeited prior to the Plan's becoming a Top Heavy Plan) shall be determined under the following tables:


                                    TABLE I

           For a Participant who does not have at least one Hour of Service on or after January 1, 1989:

              Years of Vesting                   Vested
                   Service                    Percentage
              -----------------               ----------
              Less than 2                             0%
              2 but less than 3                      20%
              3 but less than 4                      40%
              4 but less than 5                      60%
              5 but less than 6                      80%
              6 or more                             100%

       EX-99.2-64



                                   TABLE II

           For a Participant who has at least one Hour of Service on or after January 1, 1989:

              Years of Vesting                   Vested
                   Service                    Percentage
              ----------------                ----------
              Less than 2                             0%
              2 but less than 3                      20%
              3 but less than 4                      40%
              4 but less than 5                      60%
              5 or more                             100%

           (c)  COMPENSATION.  For Plan Years beginning before January 1,
     1989, Compensation taken into account for purposes of benefit accruals under the Plan in years in which the Plan is a Top Heavy Plan shall not exceed $200,000 (in 1984, adjusted in subsequent years for the cost of living adjustments determined in accordance with regulations prescribed by the Secretary of Treasury or his delegate pursuant to the provisions of
     Section 416(d)(2) of the Internal Revenue Code); except that this limitation on Compensation shall not apply in the case of Section 14.7 of the Plan. Notwithstanding the preceding sentence, Compensation in excess of $200,000 (adjusted as provided in the preceding sentence) for years before the Plan became a Top Heavy Plan, for purposes of Section 2.1, shall be taken into account (to the extent otherwise provided in the Plan) in determining a person's Accrued Benefit accrued in such years, and Compensation in excess of $200,000 (adjusted as provided in the preceding sentence) for years after the Plan ceases to be a Top Heavy Plan shall be taken into account (to the extent otherwise provided in the Plan) in determining a person's Accrued Benefit for all years, including years in which the Plan was a Top Heavy Plan.

           (d) LIMITATIONS. In computing the limitations under Section 14.7 hereof for years in which the Plan is a Top Heavy Plan, the special rules of Section 416(h) of the Internal Revenue Code shall be applied in accordance with applicable regulations and rulings so that, in determining the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and by substituting $41,500 for $57,875 in the numerator of the transition fraction described in Section 415(e)(1)(B) of the Internal Revenue Code, unless the Plan is not a Super Top Heavy Plan and the special requirements of Section 416(h)(2) of the Internal Revenue Code have been satisfied. The conditions of Section 416(h)(2) of the Internal Revenue Code

       EX-99.2-65



     will have been satisfied by providing the minimum benefit under Section 13.3(a) that would be required if "30%" were substituted for "20%" in
     Section 13.3(a)(ii)(A) and Section 13.3(a)(ii)(B)(2)(i).

           (e) TRANSITION RULE FOR A TOP HEAVY PLAN. Notwithstanding the provisions of Section 13.3(d), for each Plan Year in which the Plan is a Top Heavy Plan and in which the Plan does not meet the special requirements of Section 416(h)(2) of the Internal Revenue Code in the manner described in Section 13.3(d) in order to use 1.25 in the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Top Heavy Plans and if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Top Heavy Plans, a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Top Heavy Plan and the Plan does not meet the special requirements of Section 416(h)(2) of the Internal Revenue Code in the manner described in Section 13.3(d) in order to use 1.25 in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, there shall be no further accruals under the Plan for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, until such time as the Participant's Combined Fraction is not greater than 1.00.

           (f) TRANSITION RULE FOR A SUPER TOP HEAVY PLAN. Notwithstanding the provisions of Sections 13.3(d), and 13.3(e), for each Plan Year in which the Plan is a Super Top Heavy Plan, (1) if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Super Top Heavy Plans, and (2) if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Super Top Heavy Plans and if immediately before the plans became Super Top Heavy Plans the Combined Fraction as then

       EX-99.2-66



     computed did not exceed 1.00, then a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Super Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Super Top Heavy Plan, there shall be no further accruals under the Plan for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction until the Participant's Combined Fraction is not greater than 1.00.

           (g) TERMINATED PLAN. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased crediting service for benefit accruals and vesting and has been or is distributing all plan assets to participants and their beneficiaries as soon as administratively feasible, or if the Plan has distributed all benefits of participants and their beneficiaries, the provisions of Section 13.3 shall not apply to the Plan.

           (h) FROZEN PLANS. If the Plan becomes a Top Heavy Plan after benefit accruals have ceased but all assets have not been distributed to participants or their beneficiaries, the provisions of Section 13.3 shall apply to the Plan.

           (i) ACTUARIAL INCREASE OF SUSPENDED TOP HEAVY BENEFITS. If benefit payments are suspended hereunder pursuant to Section 5.6 on account of continuation in or resumption of employment after a person's Normal Retirement Date or after his benefit payments have begun, then upon resumption of benefit payments, the amount of such person's Top Heavy Benefits shall be increased to the Actuarial Equivalent of such Top Heavy Benefits determined as of the date benefit payments resume. For purposes of the preceding sentence, "TOP HEAVY BENEFITS" means the amount described in Section 13.3(a)(ii).

       EX-99.2-67



                                  ARTICLE XIV

                          MISCELLANEOUS PROVISIONS

     14.1  NON-ALIENATION OF BENEFITS.

           (a) No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person.

           (b)  Notwithstanding Section 14.1(a), the Board of Administration

                 (1) shall comply with an order entered on or after January 1, 1985 determined by the Board of Administration to be a Qualified Domestic Relations Order as provided in Section 14.1(c).

                 (2) shall comply with a domestic relations order entered before January 1, 1985 if benefits are already being paid under such order, and

                 (3) may treat an order entered before January 1, 1985 as a Qualified Domestic Relations Order even if it does not meet the requirements of Section 14.1(c).

           (c)  QUALIFIED DOMESTIC RELATIONS ORDER.

                 (1) "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement):

                       (A) which is made pursuant to a state domestic relations law (including a community property law),

                       (B) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant,

                       (C) which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the Participant's Accrued Benefit under the Plan, and

       EX-99.2-68



                       (D) with respect to which the requirements of paragraphs (2) and (3) are met.

                 (2) A domestic relations order can be a Qualified Domestic Relations Order only if such order clearly specifies:

                       (A) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order,

                       (B) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined,

                       (C) the number of payments or period to which such order applies, and

                       (D)  each Plan to which such order applies.

                 (3) A domestic relations order can be a Qualified Domestic Relations Order only if such order does not:

                       (A) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

                       (B) require the Plan to provide increased benefits (determined on the basis of actuarial value), or

                       (C) require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

                 (4) A domestic relations order shall not be treated as failing to meet the requirements of Section 14.1(c)(3)(A) solely because such order requires that payment of benefits be made to an alternate payee:

                       (A) in the case of any payment before a Participant has had a Termination of Employment, on or after the earlier of:

       EX-99.2-69



                             (i)   the date on which the Participant is
                                   entitled to receive benefits under the Plan, or

                            (ii)   the later of:

                                   (A)   the date the Participant attains age
                                         50, or

                                   (B)   the earliest date on which the
                                         Participant could begin receiving
                                         benefits under the Plan if the
                                         Participant terminated employment,

                       (B) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and

                       (C) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternate payee and his or her subsequent spouse).

                 (5) To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant, if married to the Participant for at least one (1) year, shall be treated as the surviving spouse of such Participant for purposes of receiving Qualified Joint and Survivor Pension, a surviving spouse's death benefit under Article VI, and giving a spousal consent to the extent provided in Section 5.2.

     14.2 NO CONTRACT OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Participant or as creating a right of any Participant to be continued in the employment of any Employer.

     14.3 TERMINATION OF EMPLOYMENT ON RETIREMENT. When a Participant has a Termination of Employment, his employment relationship shall be terminated, and his right to benefits shall be determined by the terms of this Plan.

     14.4 LIMITATION ON VESTING. No person shall have any vested right to Employer Funded Accrued Benefits under this Plan until all of the applicable requirements for such benefits set forth in Articles IV and V (or Article XIII) have been fulfilled, and then

       EX-99.2-70



any such rights shall be subject to the limitation of Section 7.5.

     14.5 TEMPORARY LIMITATIONS ON RETIREMENT BENEFITS PAYABLE TO 25 HIGHEST PAID EMPLOYEES. This Section 14.5 is effective for Plan Years commencing before January 1, 1992.

           (a)   The following special definitions shall apply under this
     Section 14.5:

                 (1) "HIGHLY PAID EMPLOYEE" means a Participant (i) who was among the 25 highest paid employees of a Controlled Group on the determination date and (ii) whose anticipated annual Retirement Benefits from Employer contributions exceed $1,500.

                 (2) "CONTROLLED GROUP" means an Employer and its Commonly Controlled Entities.

                 (3) "LIMITATION DATE" means, with respect to any Participant, the latest of the following on which the Participant was a Highly Paid Employee:

                       (i)  the date the Plan was established;

                      (ii) the effective date of the participation in the Plan by the Participant's Employer; or

                     (iii) the date of an amendment to the Plan which substantially increased the Participant's Retirement Benefits.

                 (4) "LIMITATION PERIOD" means, with respect to any Participant, the later of (i) ten years from the Limitation Date applicable to the Participant or (ii) the date on which the full current costs of the Plan have been met.

           (b) If the Limitation Period with respect to any Participant has not expired then, except as provided in subparagraphs "(c)", "(d)" and "(e)" below, the Participant's Retirement Benefits shall be limited as provided in this subparagraph (b). If a Participant is subject to the provisions of this Section 14.5, the Retirement Benefits payable to him shall not exceed the Retirement Benefits which can be provided from the greatest of (1), (2) or (3) subject to (4):

                 (1) The Employer contributions (or funds attributable thereto) which would have been applied to provide Retirement Benefits for the Participant if the

       EX-99.2-71



           Plan had not been amended on the Participant's Limitation Date and had continued without change;

                 (2)   $20,000; or

                 (3) The sum of (i) the Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Participant if the Plan had been terminated on the date before the Participant's Limitation Date (if applicable) and
           (ii) an amount computed by multiplying the number of years for which the current costs of the Plan have been met, after the Participant's Limitation Date by 20% of the first $50,000 of the Participant's average annual compensation during his last 5 years of employment;

                 (4) provided, however, notwithstanding any provision hereof to the contrary, that the amount in Sections 14.5(b)(2) and 14.5(b)(3) shall not be less than the present value of whichever of the following amounts is applicable:

                       (i) in the case of a Participant who is a substantial owner described in ERISA Section 4022(b)(5), the present value of the benefit guaranteed for such Participant under ERISA
                 Section 4022, if the Plan has terminated, or the present value of the benefit that would be guaranteed, if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the PBGC; or

                     (ii) in the case of a Participant other than a substantial owner described in ERISA Section 4022(b)(5), the present value of the maximum benefit described in ERISA
                 Section 4022(b)(3)(B) (determined on the date the Plan terminates or on the date benefits commence whichever is earlier, and determined in accordance with regulations of the PBGC without regard to any other limitations in ERISA Section
                 4022).

           (c) The limitations described above may be exceeded for the purpose of making current payments of Retirement Benefits to retired Participants who would otherwise be subject to such restrictions, provided that:

                 (1) The contributions which may be used for any such retired Participant in accordance with the restrictions heretofore indicated are applied to provide either a level amount of pension in the basic form of

       EX-99.2-72



           benefit provided for under the Plan for such Participant, or a level amount of pension in an optional form of benefit not greater in amount than the level amount of pension under the basic form of benefit;

                 (2) The pension thus provided is supplemented by monthly payments to the extent necessary to provide the full pension in the basic form called for by the Plan; and

                 (3) Such supplemental payments are made only if (i) the full current costs of the Plan have been met or (ii) the aggregate of such supplemental payments for all such retired Participants does not exceed the aggregate Employer Contributions already made under the Plan in the year then current.

           (d) The limitations in this Section 14.5 shall automatically become inoperative and of no effect upon a ruling by the Internal Revenue Service that such limitations are not required.

           (e) If regulations are issued modifying the limitations described in this Section, the Plan shall be amended in a timely fashion to incorporate such modified regulations; and prior to such amendment, the Plan shall be administered in accordance with the modified regulations.

           14.6 LIMITATIONS ON RETIREMENT BENEFITS PAYABLE TO HIGHLY COMPENSATED PARTICIPANTS. Effective for Plan Years commencing on or after January 1, 1992, any provision of the Plan to the contrary notwithstanding, benefits and distributions under the Plan shall be subject to the limitations imposed under this Section 14.6.

           (a) DEFINITIONS. The following special definitions apply under this Section 14.6:

                 (1) "BENEFIT PAYMENTS," for purposes of Section 14.6(b), include loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Internal Revenue Code, any periodic income, any withdrawal values payable to a living Employee, and death benefits not provided for by insurance on the Employees's life.

                 (2) "CURRENT LIABILITIES," for purposes of this Section 14.6, means current liabilities as defined in Section 412(l)(7); provided, however, the Company may use either (A) the value of current liabilities as reported on Schedule B of the Plan's most recent, timely

       EX-99.2-73



           filed Form 5500 or Form 5500 C/R or (B) the value of current liabilities as of a later date.

                 (3) "HIGHLY COMPENSATED EMPLOYEE" means, for any Plan Year, any individual who performs services as an employee for an Employer or a Commonly Controlled Entity during the Plan Year and who at any time during the Plan Year or the preceding Plan Year:

                       (A) is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Section 318 of the Internal Revenue Code) ("5% Owner") of the Employer or a Commonly Controlled Entity.

                       (B) receives Compensation in excess of $75,000 (in 1987, adjusted in subsequent years from time to time in accordance with regulations or rulings under Section 414(q) of the Internal Revenue Code).

                       (C) (1) receives Compensation in excess of $50,000 (in
                 1987, adjusted in subsequent years from time to time in accordance with regulations or rulings under Section 414(q) of the Internal Revenue Code) and (2) is in the group consisting of the top twenty percent (20%) of the total number of persons employed by the Employer and Commonly Controlled Entities when ranked on the basis of Compensation paid during such year provided that, for purposes of determining the total number of persons employed by the Employer and Commonly Controlled Entities, the following employees shall be excluded:

                             (i) employees who have not completed an aggregate of six (6) months of service during the year and the preceding year,

                            (ii) employees who work less than seventeen and one-half (17-1/2) hours per week for 50% or more of the total weeks worked by such employees during the year,

                           (iii) employees who normally work during not more than six (6) months during any year,

                            (iv) employees who have not attained age 21 by the end of the year, and

       EX-99.2-74



                             (v) except to the extent provided in regulations to be prescribed by the Secretary of the Treasury, employees who are members of a collective bargaining unit represented by a collective bargaining agent with which the Employer or a Commonly Controlled Entity has or has had a bargaining agreement.

                       (D) (1) is an officer of the Employer or a Commonly
                 Controlled Entity, provided that no more than a total of fifty
                 (50) persons (or, if lesser, the greater of three (3) persons or ten percent (10%) of persons employed (excluding the employees described in Section 14.6(a)(3)(C)(i) through (v)) by the Employer and Commonly Controlled Entities shall be treated as Highly Compensated Employees under this subparagraph (D) for any Plan Year, and (2) receives Compensation in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code $90,000 (in 1987, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of
                 Section 415(d) of the Internal Revenue Code), provided that, if, for any Plan Year, no officer of the Employer and all Commonly Controlled Entities receives Compensation in excess of the applicable amount under this subparagraph (D), then the highest paid officer of the Employer and Commonly Controlled Entities shall be treated as a Highly Compensated Employee for such Plan Year.

                       (E) In the case of the Plan Year for which the relevant determination is being made, any Participant not described in subparagraph (B), (C), or (D) for the preceding Plan Year (without regard to this sentence) shall not be treated as described in subparagraph (B), (C), or (D) unless such Participant is a member of the group consisting of the one hundred (100) employees of the Employer and Commonly Controlled Entities paid the greatest Compensation during the Plan Year for which such determination is being made.

                       (F) For purposes of this Section 14.6(a)(3), the Compensation (1) of any Highly Compensated Employee in the group consisting of the ten (10) employees of the Employer and Commonly Controlled Entities paid the greatest Compensation (without regard to this sentence) or (2) of any 5% Owner of

       EX-99.2-75



                 the Employer or a Commonly Controlled Entity shall include any Compensation paid to a spouse, lineal ascendants or descendants, or any spouse of such lineal ascendants or descendants ("Family Member") of such Highly Compensated Employee or 5% Owner, and such Family Member shall not be treated as an employee for purposes of this Section 14.6(a)(3).

                       (G) A former employee shall also be treated as a Highly Compensated Employee for a Plan Year if such former employee had a Termination of Employment prior to such Plan Year and was a Highly Compensated Employee (within the meaning of subparagraphs (A) through (F) above) for either the Plan Year in which he had a Termination of Employment or any Plan Year ending on or after his 55th birthday.

                       (H) For purposes of this Section 14.6(a)(3), an employee who performs no services for the Employer or Commonly Controlled Entities during a Plan Year (for example, an employee who is on an Authorized Leave of Absence throughout the Plan Year) shall be treated as having had a Termination of Employment in the Plan Year in which he last performed services for the Employer or a Commonly Controlled Entity.

                       (I) For purposes of subparagraph (G) above, an employee who performs services for the Employer or a Commonly Controlled Entity during a Plan Year shall nevertheless be deemed to have had a Termination of Employment (solely for purposes of determining whether such employee is a Highly Compensated Employee under subparagraph (G) for any period after he has an actual Termination of Employment) if (1) in a Plan Year prior to his attainment of age 55, the employee receives Compensation in an amount less than 50% of his average annual Compensation for the three consecutive calendar years preceding such Plan Year during which his Compensation was the greatest (or the total period of the employee's service with the Employer and Commonly Controlled Entities, if less) and (2) after such Plan Year in which the employee is deemed to have had a Termination of Employment and before the Plan Year in which the employee has an actual Termination of Employment, the employee's services for and Compensation from the Employer and Commonly Controlled Entities do not increase significantly.

       EX-99.2-76



                       (J) For purposes of this Section 14.6(a)(3), employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Internal Revenue Code) from the Employer or a Commonly Controlled Entity which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Internal Revenue Code) shall not be treated as employees.

                 (4) "HIGHLY COMPENSATED PARTICIPANT" means an Employee or a former Employee who is one of the 25 Highly Compensated Employees with the greatest Compensation (as defined in Section 2.13 for purposes of determining Highly Compensated Employees).

           (b) RESTRICTION ON RETIREMENT BENEFITS OF HIGHLY COMPENSATED EMPLOYEES UPON PLAN TERMINATION. In the event that the Plan is terminated, the Retirement Benefit of any Participant who is a Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Internal Revenue Code.

           (c) RESTRICTIONS ON DISTRIBUTIONS TO HIGHLY COMPENSATED PARTICIPANTS. The annual payments to a Highly Compensated Participant shall not exceed an amount equal to the payments that would be made on behalf of the Highly Compensated Participant under a Single Life Annuity that is the Actuarial Equivalent of the sum of the Highly Compensated Participant's Accrued Benefit and the Highly Compensated Participant's other benefits under the Plan. The limitation imposed under this Section 14.6(c) shall not apply, however, if

                 (1) after payment to a Highly Compensated Participant of all Benefit Payments, the value of Plan assets equals or exceeds 110 percent of the value of Current Liabilities (as determined on the same date as the Plan assets);

                 (2) the value of the Benefit Payments for a Highly Compensated Participant is less than 1 percent of the value of Current Liabilities before distribution; or

                 (3)  the payment is made pursuant to Section 5.7(a).

           14.7  MAXIMUM PENSIONS.

           (a) Any provisions of the Plan to the contrary notwithstanding, except as provided below in this Section 14.7, a Participant's Retirement Benefits

       EX-99.2-77



     attributable to Employer contributions, when expressed as a yearly pension, shall not exceed the Participant's Maximum Annual Benefit. For purposes of this Section 14.7, Maximum Annual Benefit shall mean the lesser of $90,000 (in 1987) (the "Dollar Limit") or 100% of the Participant's average annual Compensation ("Highest Average Compensation") for the Participant's highest three consecutive calendar years, reduced by the annual pension, if any, payable to the Participant under any other defined benefit plan maintained by the Employer (or any Commonly Controlled Entity) to the extent attributable to contributions by the Employer (or any Commonly Controlled Entity), subject to the following:

                 (i) If the form of Retirement Benefits payable to a Participant is other than a Single Life Annuity, or a qualified joint and survivor annuity as defined in Section 401(a)(11) of the Internal Revenue Code, the Participant's annual Retirement Benefits shall not exceed the Actuarial Equivalent of the Maximum Annual Benefit payable in the form of a Single Life Annuity.

               (ii) No adjustment shall be made to the Maximum Annual Benefit on account of the age of the Participant at the time Retirement Benefits commence unless Retirement Benefits commence prior to the Participant's having attained the Social Security Retirement Age in which case the Dollar Limit shall be reduced to the Actuarial Equivalent of a benefit commencing at the Social Security Retirement Age.

                 If the Participant is past the Social Security Retirement Age when his Retirement Benefits commence, the Dollar Limit shall be increased to the Actuarial Equivalent of a Single Life Annuity beginning at the Social Security Retirement Age. Any reduction or increase of the Dollar Limit made pursuant to this Section 14.7(a)(ii) shall be made in accordance with such rules or regulations as prescribed by the Secretary of the Treasury.

              (iii) If the Participant has fewer than ten years of participation in the Plan at retirement, the Dollar Limit component of the Maximum Annual Benefit shall be multiplied by a fraction, of which the numerator is his years and fractions of years of participation in the Plan and the denominator is 10. If the Participant has fewer than ten years of Vesting Service with an Employer (including service as an employee or partner of any other Commonly Controlled Entity) at retirement, the Highest Average Compensation component of the Maximum Annual Benefit shall be multiplied by a fraction, of

       EX-99.2-78



           which the numerator is such years and fractions of years of Vesting Service and the denominator is 10; provided, however, that the Maximum Annual Benefit shall not be reduced, pursuant to this
           Section 14.7(a), to an amount less than 1/10 of the Maximum Annual Benefit determined without regard to this Section 14.7(a)(iii).

               (iv) The Dollar Limit component of the Maximum Annual Benefit shall be increased as permitted by applicable governmental regulations and rulings to reflect cost-of-living adjustments.

                 (v) If a Participant is also a participant in any defined contribution plan of the Employer (or any Commonly Controlled Entity) including the defined contribution plan portion of the Plan with respect to any Participant contributions made to the Plan, and if the sum of the Participant's defined benefit plan fraction (as defined in Section 415(e)(2) as modified by Section 416(h)(1) of the Internal Revenue Code) and the Participant's defined contribution plan fraction (as defined in Section 415(e)(3) as modified by Section 416(h)(1) of the Internal Revenue Code) exceeds 1.0 (such sum called the "Combination Factor"), the Participant's Maximum Annual Benefit shall be reduced to the extent necessary to reduce such sum to 1.0. For purposes of the last Plan Year beginning before January 1, 1987, an amount, determined as prescribed by regulations, shall be subtracted from the numerator (not exceeding such numerator) of the defined contribution plan factor so that the Combination Factor does not exceed 1.0 for such Plan Year. The annual additions for any plan year of such defined contribution plan beginning before January 1, 1987 shall not be recomputed to treat any Participant contributions or employee contributions under such plan as an annual addition.

               (vi) In no event shall the Maximum Annual Benefit of a Participant be less than an amount, if any, equal to the Accrued Benefit he would have been entitled to receive under the terms of the Plan as in effect on December 31, 1986 as if the Participant had a Termination of Employment on December 31, 1986.

           (b) If a Participant in the Plan was a participant under the provisions of the Prior Plan in effect on December 31, 1975 ("Pre-ERISA Plan"), Retirement Benefits payable hereunder to such Participant shall not be less than the pension benefits that would have been payable to him had the Pre-ERISA Plan remained in effect until such Participant's Termination of Employment, considering such


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
       EX-99.2-79



     Participant's compensation as determined under the Pre-ERISA Plan as of December 31, 1975 and such Participant's service accumulated until his Termination of Employment.

           (c) If a Participant in the Plan is a participant in another defined benefit plan or is or was a participant in another defined contribution plan and such other plan was previously not a plan of the Employer or a Commonly Controlled Entity but becomes a plan of the Employer or a Commonly Controlled Entity in any year, the Participant's Maximum Annual Benefit may exceed the limitations set forth in this
     Section 14.7 in such year and in any other year on account of the aggregation of such other plan with this Plan, provided that the following conditions are met with respect to such other plan:

                 (1) if the other plan is a defined benefit plan, the Participant's accrued benefit derived from employer contributions under such plan is not increased and no voluntary contributions to the plan are made by the Participant in any year in which the limitations set forth in Section 14.7(a) would be exceeded.

                 (2) if the other plan is a defined contribution plan, no employer contributions or forfeitures are allocated to the Participant's account and no voluntary or mandatory contributions to the plan are made by the Participant in any year in which the limitations set forth in Section 14.7(a) would be exceeded.

     If the limitations of Section 14.7(a) may be exceeded by reason of the preceding provisions of this Section 14.7(c), the Participant shall not accrue any additional employer funded benefits under the Plan for such year or for any subsequent year until the limitations set forth in Section 14.7(a) (without regard to the provisions of this Section 14.7(c) would not be exceeded on account of such accruals. In the event the foregoing conditions with respect to such other plans are not met, this Section 14.7(c) shall not apply.

     14.8 LIMITATION ON LIABILITY. The Employer, or any agent or representative of the Employer who is an Employee, officer, or director of an Employer and the Board of Administration do not in any manner guarantee the Trust Fund against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act done or omitted in good faith with respect to the Plan. The Employer shall not be responsible for any act or failure to act of any Trustee appointed to administer the Trust Fund.


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
       EX-99.2-80



     14.9 COMPANY MERGER. In the event that any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor corporation shall be substituted hereunder for the Company upon filing in writing with the Trustee its election to do so.

     14.10 PLAN MERGER. The Plan shall not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each Participant would receive a benefit immediately after the merger, consolidation or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated).

     14.11 HEADINGS AND GENDER. The headings of articles are included solely for convenience of reference, and if there is any conflict between such heading and the text of this Plan, the text shall control. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also in the feminine gender in all cases where they would so apply.

     14.12 UNIFORM AND NON-DISCRIMINATORY TREATMENT. Any discretion exercisable hereunder by an Employer or the Board of Administration shall be exercised in a uniform and non-discriminatory manner.

     14.13 LAW GOVERNING. This Plan shall be construed according to the laws of the State of Michigan, other than its laws respecting choice of law, to the extent not preempted by federal law.

     Executed this      day of             , 1994.


                                         CHECKER MOTORS CORPORATION



                                         By________________________


ATTEST:
__________________________

       EX-99.2-81





                                  APPENDIX I
                                    TO THE
                          CHECKER MOTORS CORPORATION
                             SALARIED PENSION PLAN

                   BENEFIT ACCRUED PRIOR TO JANUARY 1, 1989

     The portion of a Participant's Accrued Benefit accrued prior to January 1, 1989 is equal to the sum of (a) and (b), determined on the basis of such Participant's Benefit Service and Average Monthly Compensation as of the earlier of the Participant's actual Termination of Employment or December 31, 1988, andsubject to a maximum of $20,500 per month; provided, however, (i) a Participant who, on April 1, 1981, was participating under the Plan as it existed prior to January 1, 1981 shall be entitled to an Accrued Benefit which shall not be less than the Actuarial Equivalent of the sum of his Accrued Contributory Pension and his Accrued Normal Retirement Pension determined as of April 1, 1981, under the terms of the Prior Plan in effect as of December 31, 1980; (ii) a Participant who, on December 31, 1984 was participating under the Plan as it existed prior to January 1, 1985 shall be entitled to an Accrued Benefit which shall not be less than the Actuarial Equivalent of the sum of his Accrued Contributory Pension and his Accrued Normal Retirement Pension determined as of December 31, 1984, under the terms of the Plan in effect as of December 31, 1984; (iii) a Participant who, on December 31, 1985 was participating under the Plan as it existed prior to January 1, 1986 shall be entitled to an Accrued Benefit which shall not be less than the Actuarial Equivalent of the sum of his Accrued Contributory Pension and his Accrued Normal Retirement Pension determined as of December 31, 1985, under the terms of the Plan in effect as of December 31, 1985; and (iv) a Participant who, on December 31, 1988 was participating in the Plan as it existed prior to January 1, 1989 shall be entitled to an Accrued Benefit which shall not be less than the Actuarial Equivalent of the greater of his Employee Funded Accrued Benefit and his Accrued Benefit based on Average Monthly Compensation determined on December 31, 1988 under the terms of the Plan in effect as of December 31, 1988; where:

           (a)  is

                 (1) for Participants who have a Termination of Employment prior to June 1, 1985, $11.00 multiplied by the Participant's Benefit Service for years in which he did not make Participant contributions to the Plan throughout the Plan Year, or

                 (2) for Participants who have a Termination of Employment on or after June 1, 1985, $16.00 multiplied by the Participant's Benefit Service for years in which

       EX-99.2-82



           he did not make Participant contributions to the Plan throughout the Plan Year; and

           (b)  is the greater of (1) or (2) where

                 (1) is 2% of the Participant's Average Monthly Compensation, multiplied by the Participant's Benefit Service for years in which the Participant made Participant contributions to the Plan throughout the Plan Year, reduced by 75% of the Participant's Primary Social Security Benefit, and

                 (2)  is

                       (A) for Participants who had a Termination of Employment prior to June 1, 1985, $16.50 multiplied by the Participant's Benefit Service for years in which the Participant made Participant contributions to the Plan throughout the Plan Year, or

                       (B) for Participant's who have a Termination of Employment on or after June 1, 1985, $21.50 multiplied by the Participant's Benefit Service for years in which the Participant made Participant contributions to the Plan throughout the Plan Year.

Not more than a total of 45 years of Benefit Service may be credited under Subsections (a) and (b) above: provided that for persons who have a Termination of Employment prior to January 1, 1985, not more than a total of 41 years of Benefit Service may be credited under Subsections (a) and (b) above.

           A Participant shall be deemed to have been making contributions for years of Benefit Service earned prior to the Company's offering a contributory pension hereunder to the same extent as the Participant's service was treated as Credited Service under the contributory part of the Prior Plan.

           A Participant shall be deemed to have been making contributions for years of Benefit Service earned while an Eligible Employee, excluding any period of time during which he was not eligible to make contributions to the Prior Plan, prior to the date he initially becomes eligible to make Participant contributions, provided he elects to make Participant contributions as of the date he initially becomes eligible to do so.

       EX-99.2-83



           To the extent a Participant is credited with Years of Benefit Service pursuant to Section 2.53(c), 2.53(d) or 2.53(e), such Years of Benefit Service shall be treated as years for which the Participant did not make Participant contributions to the Plan.











































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